Copyright, published by		Issued by
The Baltic and International Maritime Council (BIMCO)		The Documentary Committee of
October 1990	Printed by BIMCO’s idea	The Baltic and international Maritime Council (BIMCO), Copenhagen

1.	Shipbroker Nil			THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) UNIFORM TIME CHARTER PARTY FOR CONTAINER VESSELS CODE NAME: “BOXTIME”
					PART I
				2.	Place and date
3.	Owners/Disponent Owners & Place of Business, Telephone, Telex and Telefax Number			4.	Charterers & Place of Business, Telephone, Telex and Telefax Number
5.	Vessel’s Name			6.	Call Sign/Telex Number See clause 47
7.	GRT/NRT See Annex A	8.	DWT on Summer Freeboard See Annex A	9.	TEU Capacity (Maximum) See clause 47
10.	Class (Cl. 5) See clause 47	11.	Flag	12.	Service Speed (See Part III) See clause 47	13.	Fuel Consumption (See Part III) See clause 47
14.	Type(s) of Fuel(s) (Cl. 12(d)) See Annex A			15.	Maximum Bunker Capacity See Annex A
16.	Bunkers/Price on Delivery (Min.-Max.) (Cl. 12(a) and (c)) N/A			17.	Bunkers/Price on Redelivery (Min.-Max.) (Cl. 12(a) and (c)) See clause 53
18.	Place of Delivery (Cl.1(b) N/A			19.	Earliest Date of Delivery (local time) (Cl. 1(b)) N/A
20.	Latest Date of Delivery (local time) (Cl.1(b)) N/A			21.	Place of Redelivery (Cl. 6(m)) See clause 45
22.

Trading Limits (Cl. 3 and Cl. 5(c))

Trade worldwide always via good safe port(s) good safe berth(s) always afloat, always ice-free and always within IWL with lawful merchandise in ISO containers only, excluding Iceland, Greenland, Faroe Islands, Albania, Turkish Occupied Cyprus, Cuba, Somalia, Yemen, Eritrea, Iraq, North Korea, Russian / CIS Pacific ports, any/all zones under United Nations and/or European Union and/or United States ban, war zones (see clause 3).

23.	Period of Charter and Options if any (Cl. 1(a), Cl. 6(m) and Cl. 7(f)) [ ] years with up to +/-90 days in chopt			24.	State number of Days Options have to be declared after commencement of Charter Period (Cl. 1(a)) N/A
25.	Rate of Hire per Day and to whom payable (Cl. 1(a), Cl. 7(a) and (b)) USD [ ]			26.	Quantity of Hazardous Goods allowed (Cl. 4(b)) See clause 30 and 41
27.	Insured Value of Vessel (Cl. 18(a)) See Annex A			28.	Daily Rate for Supercargo (Cl. 13(h)) N/A
				29.	Victualling Rate per Meal for other Charterers’ Servants etc. (Cl. 13(j)) USD3.50 subject to review every 3 years
30.	Name of Owners’ P & I Club (Cl. 18(b)) See Annex A			31.	Name of Charterers’ P & I Club (Cl. 18(b)) Steamship Insurance Management
32.	Charterers’ maximum Claim settlement authority (Cl. 16(h)) N/A			33.	General Average to be adjusted at (Cl. 14 (c)) According to York Antwerp Rules latest version in London with English law to apply
34.	Law and Arbitration (state a, b, or c of Cl. 20, as agreed; if c agreed also state Place of Arbitration) (Cl. 20) English law, arbitration in London, see clause 27			35.	Brokerage Commission and to whom payable (Cl. 21) None
36.	Number of Additional Clauses covering special Provisions Clause 4 and clauses 23 - 70 and vessel’s description as per Annex A, inclusive, to be incorporated into this Charter Party.

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

(continued)	“BOXTIME” UNIFORM TIME CHARTER PARTY FOR CONTAINER VESSELS	PART I

It is mutually agreed between the party mentioned in Box 3 (hereinafter referred to as “the Owners”) and the Party mentioned in Box 4 (hereinafter referred to as “the Charterers”) that this Contract shall be performed in accordance with the conditions contained in Part I including additional clauses, if any agreed and stated in Box 36, and Part II as well as Part III. In the event of a conflict of conditions, the provisions of Part I and Part III shall prevail over those of Part II to the extent of such conflict but no further.

Signature (Owners)	Signature (Charterers)

PART III

“BOXTIME” Charter Party

VESSEL’S SPECIFICATION

Built:

Official No.:

Hull & Machinery value:

Type: (cellular, non-cellular, self-sustained, gearless etc.):

DWT at design draft:

DWT at summer draft:

Tonnage:
	GRT	NRT
International:
Suez:
Panama:

Main Dimensions:

Length overall:
Breadth:
Draft fully laden on SF:
Max. height:

Container Capacity TEU (20’ x 8’ x 8’6”):

General distribution:	in holds	TEU
	on deck	TEU
Total:

Below deck:	units stowed as follows:
Hold No. 1	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hold No. 2	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hold No. 3	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hold No. 4	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier

On deck: units stowed as follows:
Hatch No. 1	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hatch No. 2	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hatch No. 3	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hatch No. 4	units		/		/		/		/		/		units

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART III

“BOXTIME” Charter Party

in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier

Container Capacity FEU (40’ x 8’ x 8’6”):

General distribution:	in holds	FEU
	on deck	FEU
Total:

Below deck:	units stowed as follows:
Hold No. 1	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hold No. 2	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hold No. 3	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hold No. 4	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier

On deck: units stowed as follows:
Hatch No. 1	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hatch No. 2	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hatch No. 3	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier
Hatch No. 4	units		/		/		/		/		/		units
	in	1st	/	2nd	/	3rd	/	4th	/	5th	/	6th	tier

Stability cases bases 20’ x 8’ x 8’6”:

Basis	14 tons homogeneous weight:
15 tons homogeneous weight:
16 tons homogeneous weight:

Reefer Container Capacity:

On deck:

Number and type of plugs:

Power supply:

Under deck:

Reefer capacity:	blown air
integral

Maximum Permissible Stack Weight:

Tanktop:
Weather deck:

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART III

“BOXTIME” Charter Party

Type of Hatch Covers:

Hatch Dimensions:

Cranes/Gear:

Vessel equipped with Spreader:

Type:

Main Engine and Types:

Bunker fuel specification:

Type of propellers: (controllable pitch or fixed)

Auxillary Engines and types:

Bunker fuel specification:

Shaft generator:

Bow thruster:

Generator sets:

Turbo alternators:

Speed/Consumption:

In smooth water and with winds not exceeding Beaufort Scale 4

Consumption: Pilotage/River/Shallow Waters Manouvering:

Port Consumption:

Waiting at anchor or waiting at berth without any commercial operations:

Working (gearless):

With cranes/gear working (geared):

Reefer containers:

Donkey boilers:

Bunker Capacity:

Ballast Capacity:

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

INDEX

“BOXTIME” Charter Party

CLAUSE NO.		12.	BUNKER FUEL
a) Quantity at Delivery/Redelivery
1.	PERIOD OF CHARTER PARTY AND DELIVERY		b) Pre and Post Charter Bunkering
c) Purchase Price
2.	OWNERS’ UNDERTAKING		d) Specification
e) Consumption
3.	TRADING LIMITS		f) Bunkering

4.	PERMITTED CARGOES	13.	CHARTERERS’ REQUIREMENTS
	a) Uncontainerised Goods		a) Plans
	b) Hazardous Goods		b) Flag, Funnel, Name and Configuration
	c) Live Animals		c) Ballast Warranty
	d) Radioactive Goods		d) Weather Routing
	e) Arms & Ammunition		e) Communications Facilities
f) Logs and Witnesses
5.	OWNERS’ OBLIGATIONS		g) Replacement of Master and Officers
	Maintain in Class and efficient operation.		h) Supercargo
	a) Container Lashings		j) Victualling
	b) Crew Assistance		k) Sub-Letting
	c) Documentation		l) Inspections
	d) Insurance of the Vessel		m) Substitution and Sub-Contracting
	e) Fumigation and/or Deratisation		n) Laid-Up Returns
	f) Smuggling		o) Signing Bills of Lading

6.	CHARTERERS’ OBLIGATIONS	14.	OWNERS’ REQUIREMENTS
	a) Provision of Details		a) Maintenance
	b) Instructions to the Master		b) Bills of Lading
	c) Stevedoring		c) General Average
	d) Charterers’ Lashings		d) Salvage
	e) Condition of Containers		e) Liens
f) Stowage in Containers
	g) Stowage Planning	15.	SUNDRY MATTERS
	h) Operating Expenses		a) Pilotage/Towage
	j) Bunker Fuel		b) Watchmen
	k) Agency Costs		c) Stowaways
	l) Damage to Vessel		d) On/Off Hire Surveys
	m) Redelivery		e) Sub-Contractors
n) Additional Premiums
	o) Advances to Master	16.	CHARTERS’ RESPONSIBILITIES/LIABILITIES
	p) Contraband		a) Charterers’ Responsibilities
b) Claims Handling
7.	HIRE		c) General Indemnity
	a) Rate		d) Fines etc.. Indemnity
	b) Payment		e) Time Limit
	c) Default		f) Agency
	d) Redelivery Adjustment		g) General Average Exclusion
	e) Deductions		h) Claims Authority
f) Extension
		17.	OWNERS’ RESPONSIBILITIES/LIABILITIES
8.	OFF HIRE		a) For Goods and Containers
	a) Unable to Comply with Instructions		b) For Refrigerated Goods
	b) Deviation		c) Limitation of Liability
	c) Blocking & Trapping		d) Time Limit
	d) Requisitions		e) For Personal Injury
	e) Loss of Time		f) Limitation Proceedings
g) Consequential Loss
9.	LOSS OF VESSEL
		18.	INSURANCES
10.	LASHINGS AND STEVEDORING		a) Hull and Machinery
	a) Owners’ Lashings		b) Protection and Indemnity (P & I)
	b) Charterers’ Lashings		c) War Risks
c) Stowage Planning
	d) Stevedoring	19.	WAR
e) Liability
		20.	LAW AND ARBITRATION
11.	VESSEL’S GEAR		a) London
	a) Regulations		b) New York
	b) Condition		c) Alternative
c) Suez and Panama Canal
	d) Refrigeration	21.	COMMISSION
e) Lighting
		22.	NOTICES

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

It is agreed on the date shown in Box 2 between the party named in Box 3 as	1
the Owners of the Vessel named in Box 5 and the party named in Box 4 as	2
the Charterers as follows:	3
1. Period of Charter Party and Delivery	4
(a) In consideration of the hire detailed in Box 25 the Owners let and the	5
Charterers hire the Vessel for the period together with any optional exten-	6
sion(s) thereto as indicated in Box 23. Such options, always at the Charter-	7
ers’ discretion, must be declared to the Owners within the period as indi-	8
cated in Box 24.	9
(b) The Owners shall deliver the Vessel to the Charterers at the Place of De-	10
livery as indicated in Box 18. Unless agreed by the Charterers to the contra-	11
ry, delivery shall take place no earlier than the time/date as indicated in Box	12
19 and no later than the time/date as indicated in Box 20 See Clause 56.	13
~~If prior to delivery the Owners give notice to the Charterers that the Vessel~~	14
~~will not be ready for delivery by the time/date as indicated in Box 20, the~~	15
~~Charterers shall declare within 48 hours after receiving notice thereof from~~	16
~~the Owners whether they cancel or will take delivery of the Vessel but~~	17
~~without prejudice to the Charterers’ right to claim proved damages.~~	18
(c) If the Owners are unable to deliver the Vessel at the Place of Delivery as	19
indicated in Box 18 for any reason beyond the control of the Owners, delive-	20
ry shall take place at the nearest point to the nominated Place of Delivery to	21
which the Vessel may safely and reasonably proceed.	22
The Owners shall give notice of readiness to deliver to the Charterers and/or	23
the Charterers’ local agents when in position to come on hire.	24
(d) Delivery shall be effected at any time, day or night, Saturdays, Sundays	25
and holidays included.	26
(e) At the time of delivery the Vessel shall be clean and in all respects fit to	27
receive goods and ISO standard containers.	28
(f) The Charterers’ acceptance of delivery of the Vessel shall not prejudice	29
their rights against the Owners under this Charter Party.	30
2. Owners’ Undertaking	31
The Owners undertake that, at delivery, the Vessel shall be of the descrip-	32
tion set out in PARTS I and III hereof.	33
3. Trading Limits	34
The Vessel shall be employed in lawful trades within Institute Warranty Li-	35
mits (IWL and within the Trading Limits as indicated in Box 22 for the carri-	36
age of lawful goods between safe ports or places where she can safely lie	37
always afloat. The Vessel shall not be obliged to force ice nor to follow ice-	38
breakers. The Vessel shall not trade in ice.	39
The Owners warrant that, at the time of signing this Charter Party, the Vessel	40
has not traded to any countries which would make the Vessel unacceptable	41
for calls at ports within the Tradinq Limits as indicated in Box 22. The Char-	42
terers shall provide a list of such countries.	43
4. Permitted Cargoes - See rider clause 4	44
~~Except as provided below, the Vessel shall be used exclusively for the carri-~~	45
~~age of goods in ISO standard containers complying with the international~~	46
~~Convention for Safe Containers.~~	47
~~(a) Uncontainerised Goods: Uncontainerised goods may be carried only~~	48
~~with the prior consent of the Owners and the Master provided that they are~~	49
~~suitably prepared for carriage.~~	50
~~(b) Hazardous Goods: The Owners agree that the Charterers may carry the~~	51
~~maximum quantity as indicated in Box 26 of hazardous goods in containers,~~	52
~~provided same are loaded, stowed, discharged and documented in accor-~~	53
~~dance with IMO regulations, any mandatory local requirements and regula-~~	54
~~tions of the flag state.~~	55
~~(c) Live Animals: Live animals may be carried only with the prior consent of~~	56
~~the Owners and the Master.~~	57
~~(d) Radioactive Goods: Radioactive goods other than isotopes shall be ex-~~	58
~~cluded. Radioactive isotopes may be carried only with the prior consent of~~	59
~~the Owners and the Master and provided that they are of such a category as~~	60
~~not to invalidate the Vessel’s P & I cover.~~	61
~~(e) Arms & Ammunition: Arms and ammunition may be carried only with the~~ 	62
~~prior consent of the Owners and the Master.~~	63
5. Owners’ Obligations	64
Except as provided elsewhere in this Charter Party, the Owners shall, at	65
their expense, maintain the Vessel in the Class as indicated in Box 10, in a	66
thoroughly efficient state of hull and machinery and in every way fitted for	67
the service throughout the currency of this Charter Party.	68
The Owners shall, inter alia, provide and pay the cost of the following:	69
(a) Container Lashings: (See Clause 10 (a)).	70
(b) Crew Assistance with inter alia:-	71
(i) preparing the Vessel’s cranes, derricks, winches and/or cargo hand-	72
ling gear for use,	73

(ii) opening and closing any hatches (other than pontoon type hatches),	74
ramps and other means of access to goods and containers,	75
(iii) docking, undocking and shifting operations in port,	76
(iv) bunkering,	77
(v) maintaining power during loading and discharging operations,	78
(vi) instructing crane drivers and winchmen in use of Vessel’s gear,	79
(vii) supervising stevedores lashing and unlashing goods and containers	80
and the regular checking of lashings at sea when weather conditions	81
permit (See Clause 10 (d)(ii)),	82
(viii) monitoring, recording performances and, when available, supplying	83
labour for the repairing of the Charterers’ refrigeration machinery,	84
weather permitting (See Clause 17 (b)).	85
The above services shall be rendered by the crew if required, provided port	86
and local labour regulations permit, and except when repairing the Charter-	87
ers’ refrigeration machinery any overtime incurred shall be for the account	88
of the Owners.	89
(c) Documentation: Any documentation relating to the Vessel that may be re-	90
quired to permit the Vessel to trade within the limits as indicated in Box 22,	91
including, but not limited to, certificates of financial responsibility for oil pol-	92
lution, provided such oil pollution certificates are obtainable from the Own-	93
ers’ P&I club or some other available source, valid international tonnage	94
certificate, Suez and Panama tonnage certificates, valid certificate of regis-	95
try and certificates relating to the strength and/or serviceability of the Ves-	96
sel’s gear (See Clause 11 (a)).	97
(d) Insurance of the Vessel: (See Clause 18 ).	98
(e) Fumigation and/or deratisation: The provision of certificates thereof at	99
the commencement of the Charter Party and the renewal thereof throughout	100
the Charter Party, except if this is required as a result of the Charterers’	101
goods and containers carried under this Charter Party, in which case these	102
expenses shall be for the account of the Charterers.	103
(f) Smuggling: In the event of smuggling by the Master, Officers and/or crew,	104
the Owners shall bear the cost of any fines, taxes or imposts levied and the	105
Vessel shall be off hire for any time lost as a result thereof (See Clause 6 (p)).	106
6. Charterers’ Obligations	107
Except as provided elsewhere in this Charter Party, the Charterers shall	108
provide and pay the costs of the following throughout the currency of this	109
Charter Party:	110
(a) Provision of Details: The provision of full and accurate details of goods	111
and containers (including any documentation required at any ports of call),	112
their weights and stowage positions to the Master as early as possible but	113
not later than upon arrival at the port of loading, with regular updating	114
thereof and the provision of a full and accurate plan of the stowage of all	115
goods and containers actually loaded prior to sailing. Such details shall in-	116
clude:-	117
(i) gross weights of containers,	118
(ii) any feature of the goods requiring attention by the crew during the voy-	119
age, including, but not limited to, any hazardous or other dangerous	120
feature and/or the need for carriage within a specified temperature	121
range.	122
(b) Instructions to the Master: The Master, although appointed by the Ow-	123
ners, shall at all times during the currency of this Charter Party be under the	124
orders and directions of the Charterers as regards employment and	125
agency. The Charterers shall be obliged at all times to furnish the Master	126
with full and timely instructions.	127
(c) Stevedoring: (See Clause 10 (d)(i)).	128
(d) Charterers’ Lashings: (See Clause 10 (b)).	129
(e) Condition of Containers: The Charterers warrant that all containers car-	130
ried pursuant to this Charter Party have been constructed to a design ap-	131
proved by a Classification Society and are properly maintained.	132
(f) Stowage in Containers: The correct stowage and safe securing of all	133
goods within containers (including securing to flat rack containers) to with-	134
stand the rigours of the voyage.	135
(g) Stowage Planning: (See Clause 10 (c)).	136
(h) Operating Expenses: All port charges, light and canal dues, pilotage,	137
towage, consular charges, and all other charges and expenses relating to	138
the operation of the Vessel not otherwise provided for in this Charter Party,	139
other than charges or expenses relating to the crew.	140
(j) Bunker Fuel: (See Clause 12).	141
(k) Agency Costs: All agency fees and expenses for normal ship’s husban-	142
dry at all ports or places of call.	143
(l) Damage to Vessel: Any damage to the Vessel or loss or damage to its	144
equipment caused by stevedores during the currency of this Charter Party	145
shall be reported by the Master to the Charterers or their agents, in writing,	146
within 24 hours of the occurrence or as soon as possible thereafter but la-	147
test when the loss or damage could have been discovered by the exercise of	148

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

due diligence. The Master shall endeavour to obtain written acknowledge-	149
ment by the party causing loss or damage unless it is made good in the	150
meantime. The Charterers shall pay for stevedore damage whether or not	151
payment has been made by stevedores to the Charterers.	152
Damage for which the Charterers are responsible affecting seaworthiness,	153
or the proper working of the Vessel and/or her equipment, shall be repaired	154
without delay to the Vessel after each occurrence in the Charterers’ time	155
and shall be paid for by the Charterers. Other repairs to damage for which	156
the Charterers are responsible shall also be carried out in the Charterers’	157
time but, if this is not possible, such repairs shall be carried out whilst the	158
Vessel is in drydock in the Owners’ time provided this does not interfere with	159
the Owners’ repair work, or by the Vessel’s crew at the Owners’ conve-	160
nience. All costs of such repairs shall be for the Charterers’ account.	161
(m) Redelivery: Redelivery of the Vessel at the Place of Redelivery as indi-	162
cated in Box 21, unless agreed by the Owners or provided elsewhere to the	163
contrary, in the same condition to that pertaining when the Vessel was deli-	164
vered, fair wear and tear excepted, at the end of the period as indicated in	165
Box 23. ~~The Charterers shall give the Owners one months notice of expected~~	166
~~date and Place of Redelivery, which advice shall be updated 10, 5 and 2~~	167
~~days prior to expected redelivery.~~	168
At the time of redelivery the Vessel shall be clean and fit to load goods and	169
ISO standard containers. If the Charterers have changed the configuration	170
of the Vessel to carry different size ISO standard containers or non ISO	171
standard containers, they shall, in their time and at their cost, prior to rede-	I72
livery, return the Vessel to its previous configuration, unless the Owners	173
agree to waive this requirement, in which case the Charterers shall return	174
the Vessel to its previous configuration, at their cost, after redelivery at such	175
time and place stipulated by the Owners but in the Owners’ time. Without	176
prejudice to any other claim the Owners may have under this Charter Party	177
the Owners shall not be obliged to accept redelivery of the Vessel before it is	178
returned to its previous configuration.	179
(n) Additional Premiums:	180
Charterers have the option to call war risked countries against payment of all additional insurance premiums including for blocking, trapping and crew war risk insurance, if applicable. Same will be arranged by Owners, who are always to consult the final rate with Charterers. The additional premium to be paid by Charterers with the next hire payment after receipt of invoice from Owners’ insurance brokers telefaxed by Owners. Owners to mail to Charterers the original as soon as received. In case there is a serious doubt about the insurance premium proposed by Owners’
underwriters, Owners shall make their utmost efforts to negotiate a more competitive premium.
All additional premiums for hull and machinery,
war risks, including blocking and trapping, or protection and indemnity in-	181
surance incurred by the Owners over and above the premiums payable by	182
the Owners. The Owners shall allow the Charterers to arrange these addi-	183
tional covers on their behalf if the Charterers so request and if the proposed	184
insurers and terms are acceptable to the Owners. If the Charterers arrange	185
such insurance the Charterers’ insurers shall confirm cover latest 24 hours	186
before the Vessel is due to be exposed to the risk so insured (See Clause	187
18).	188
(o) Advances to Master: The Charterers shall procure that their local agents	189
at all ports of call shall, upon request by the Master, make funds available to	190
him for disbursements, which advances the Charterers may recoup from the	191
Owners by deduction from the hire payments in accordance with Clause	192
7 (e).	193
(p) Contraband: In the event that contraband and/or unmanifested drugs or	194
goods are found to have been shipped as part of the goods and/or in con-	195
tainers on board, any fines, taxes or imposts levied shall be for the Charter-	196
ers’ account, and the Vessel shall remain on hire during any time lost as a	197
result thereof, unless it can be established that the Master, Officers and/or	198
crew are involved in smuggling (See Clause 5 (f). In this event any security	199
required shall be provided by the Charterers.	200

7. Hire	201
(a) Rate: The Charterers shall pay hire at the rate stated in Box 25, per day or	202
pro rata for part of a day, from the time the Vessel is delivered to the Charter-	203
ers until her redelivery to the Owners. All calculation of hire shall be made by	204
reference to Universal Time Co-ordinated (U.T.C.).	205
(b) Payment: Payment of hire shall be made in cash in full and without dis-	206
count, every 15 days in advance paid directly to the Owners’ nominated	207
bank account ~~semi-monthly in advance. If hire or any instalment thereof is not~~
~~paid~~
as aforesaid, the Charterers shall pay interest at the rate of 0.1 per cent per	208
day on the amount outstanding from and including the due date until the	209
date of payment.	210
(c) Default: In default of punctual and regular payment as herein specified,	211

the Owners may require the Charterers to make payment of the amount due	212
within 96 running hours of receipt of notification from the Owners, failing	213
which the Owners will have the right to withdraw the Vessel without preju-	214
dice to any claim the Owners may have against the Charterers under this	215
Charter Party. Further, so long as the hire remains unpaid, the Owners shall	216
be entitled to suspend the performance of any and all of their obligations	217
hereunder and shall have no responsibility whatsoever for any consequen-	218
ces thereof in respect of which the Charterers hereby indemnify the	219
Owners. Hire shall continue to accrue and any extra expenses resulting	220
from such suspension shall be for the Charterers’ account.	221
(d) Redelivery Adjustment: Should the Vessel be on her voyage towards the	222
Place of Redelivery at the time payment of hire becomes due, said payment	223
shall be made for the estimated time necessary to complete the voyage, less	224
disbursements made by the Charterers for the Owners’ account, including	225
the estimated value of bunker fuel on board at redelivery. When the Vessel is	226
redelivered to the Owners any difference shall be refunded to or paid by the	227
Charterers as appropriate, but not later than three months after redelivery of	228
the Vessel.	229
(e) Deductions: On production of supporting vouchers the Charterers shall	230
be entitled to deduct from payments of hire any expenditure incurred on be-	231
half of the Owners which may be payable by the Owners under this Charter	232
Party. If such expenditure is incurred in a currency other than that in which	233
hire is payable, conversion into such currency for the purpose of deduction	234
shall be effected at the rate of exchange at the place of the bank where hire	235
is paid prevailing on the date when the expenditure was incurred.	236
(f) Extension: The Charterers shall arrange the Vessel’s trading so as to per-	237
mit redelivery at the place and in the period as indicated in Boxes 21and 23,	238
respectively. If the Vessel is not chartered for a minimum/maximum period	239
and the Vessel is sent on a final voyage reasonably calculated to allow rede-	240
livery within such period at the Place of Redelivery as provided under this	241
Charter Party, and the voyage is prolonged for reasons beyond the Charter-	242
ers’ control, the Charterers shall have the use of the Vessel at the rate and	243
on the conditions of this Charter Party for such extended time as may be re-	244
quired for completion of said voyage and redelivery as aforesaid.	245

8. Off Hire	246
After delivery in accordance with Clause 1 hereof, the Vessel shall remain	247
on hire until redelivered in accordance with Clause 6(m), except for the fol-	248
lowing periods:	249
(a) Unable to Comply with Instructions: If the Vessel is unable to comply with	250
the instructions of the Charterers on account of:-	251
(i) any damage, defect, breakdown, or deficiency of the Vessel’s hull, ma-	252
chinery, equipment or repairs or maintenance thereto, including dry-	253
docking, excepting those occasions when Clause 6 (I) applies,	254
(ii) any deficiency of the Master, Officers and/or crew, including the fai-	255
lure, refusal or inability of the Master, Officers and/or crew to perform	256
service immediately required, whether or not within the control of the	257
Owners,	258
(iii) arrest of the Vessel at the suit of a party where a claim is not caused by	259
the Charterers, their servants, agents or sub-contractors (See Clause	260
5(f)),	261
(iv) any delay occasioned by any breach by the Owners of any obligation	262
or warranty in this Charter Party.	263
If any of the above incidents affect the full use of the Vessel, it shall be off	264
hire. If they partially affect the use of the Vessel, it shall be off hire to the ex-	265
tent such incidents affect the Charterers’ use of the Vessel (See also Clause	266
11 (b)).	267
(b) Deviation: In the event of the Vessel deviating (which expression inclu-	268
des putting back, or putting into any port or place other than that to which	269
she is bound under the instructions of the Charterers) other than to save life	270
or property, hire shall cease to be payable from the commencement of such	271
deviation until the time when the Vessel is again ready to resume her service	272
from a position not less favourable to the Charterers than that at which the	273
deviation commenced, provided always that due allowance shall be given	274
for any distance made good towards the Vessel’s destination and any bun-	275
kers saved. However, should the Vessel alter course to avoid bad weather or	276
be driven into port or anchorage by stress of weather, the Vessel shall re-	277
main on hire and all costs thereby incurred shall be for the Charterers’ ac-	278
count.	279
(c) Blocking and Trapping: If during the currency of this Charter Party the	280
Vessel is blocked or trapped in circumstances where Clause 19 (b) applies,	281
the Vessel shall be off hire for the period blocked or trapped. If the Vessel is	282
blocked or trapped for a period of 365 days this Charter Party shall be termi-	283
nated.	284
(d) Requisitions: Should the Vessel be requisitioned by any government or	285
governmental authority during the period of this Charter Party, it shall be off	286
hire during the period of such requisition and any hire or other compensa-	287

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

tion paid by any government or governmental authority in respect of such	288
requisition shall be paid to the Owners. However, the Charterers shall have	289
the option of cancelling the balance period of this Charter Party, provided	290
this option is exercised within 14 days of receipt of notice of requisition.	291
(e) Loss of Time: In the event of loss of time for which the Owners are res-	292
ponsible, including but not limited to terms of employment of Master, Offic-	293
ers and/or crew, the Vessel shall be off hire for the time thereby lost.	294
Any time during which the Vessel is off hire under this Charter Party may be	295
added to the charter period, at the option of the Charterers. Such option	296
shall be declared before the first redelivery notice is given. Should the off	297
hire period last more than 90 consecutive days, Charterers shall have the option to cancel the charterparty provided the Vessel is free of cargo. ~~not~~
~~less than two months before expected redelivery, or~~
~~latest two weeks after the event if less than two months before expected re-~~	298
~~delivery.~~	299

9. Loss of Vessel	300
Should the Vessel be lost, or become a constructive total loss, hire shall	301
cease at noon on the day of her loss or constructive total loss, and if mis-	302
sing, from noon on the date when last heard of, and any hire paid in advance	303
and not earned shall be returned to the Charterers and payment of any hire	304
due shall be suspended until the Vessel is reported safe.	305

10. Lashings and Stevedoring	306
(a) Owners’ Lashings: The Owners shall supply and maintain in good work -	307
ing order throughout the currency of this Charter Party sufficient lashing	308
and securing equipment to facilitate the proper lashing and securing in ac-	309
cordance with the plan supplied by the Owners of the maximum number of	310
ISO standard containers which may be carried in accordance with the de-	311
tails provided in PART Ill hereto. The Owners further warrant that both the	312
strength of the lashings and the design of the lashing pattern are adequate	313
for the stowage in accordance with PART Ill hereto and that these have been	314
approved by the Vessel’s Classification Society. Any loss or damage to the	315
Vessel’s container fittings and lashing equipment shall be replaced by or repaired to the same standard and quality at the Charterers’ expense, fair wear and tear excepted.
(b) Charterers’ Lashings: Should any additional or alternative lashings to	316
those supplied by the Owners be required, these shall be supplied by the	317
Charterers at their expense. Should the Charterers supply gear, equipment	318
or stores, the Master shall keep a record of it and care for it. Such gear,	319
equipment or stores shall be redelivered to the Charterers at the time requi-	320
red by the Charterers in the same condition as supplied fair wear and tear	321
excepted.	322
(c) Stowage Planning: The Charterers shall ensure that stowage is effected	323
in accordance with the requirements of this Charter Party and of the Ves-	324
sel’s stability including, inter alia, that stack and tier weights are not ex-	325
ceeded and that heavy containers are not stowed over light containers on or	326
under deck, except with the Master’s prior approval.	327
(d) Stevedoring:	328
(i) The Charterers shall provide and pay for the cost of all stevedoring op-	329
erations during the currency of this Charter Party including, inter alia,	330
receipt, loading, handling, stowing, lashing, securing, unsecuring, un-	331
lashing, unstowing, discharging, tallying and delivering of all uncontai-	332
nerised goods and containers and shall be liable to the Owners for all	333
loss or damage caused to the Vessel by the improper or careless per-	334
formance of such operations.	335
(ii) The Master shall supervise stevedores undertaking the tasks outlined	336
in Clause 10 (d) (i) to ensure that these are done correctly and to his	337
satisfaction. The Master shall ensure that all lashings are regularly	338
checked whilst at sea, weather permitting.	339
(e) Liability: Except in respect of the failure of any lashing supplied by the	340
Charterers, the Owners shall be responsible, subject to the provisions of	341
Clause 17, for the consequences of the failure of any lashings or lashing	342
pattern design or execution or the failure to properly service lashings during	343
the voyage.	344

11. Vessel’s Gear	345
(a) Regulations: The Vessel’s cargo gear if any, and any other equipment	346
shall comply with the regulations of the countries to which the Vessel will be	347
employed and the Owners shall ensure that the Vessel is at all times during	348
the currency of this Charter Party in possession of valid certificates of effi-	349
ciency to comply with such regulations. If stevedores are not permitted to	350
work due to failure of the Master and/or the Owners and/or the Owners’	351
agents to comply with the aforementioned regulations or because the Ves-	352
sel is not in possession of such valid certificates of efficiency, then the	353
Charterers may suspend hire for the time lost thereby and the Owners shall	354
pay all directly related expenses incurred incidental to and resulting from such	355
failure (see
Clause 5 (c)).	356
(b) Condition: All cargo handling gear, including derrick(s), crane(s) and	357
winch(es) if any, shall be kept in good working order and the Owners shall	358
maintain, repair and/or replace such gear whenever necessary. In the event	359
of loss of time due to a breakdown of derrick(s), crane(s) or winch(es) for	360
any period by reason of disablement or insufficient power, hire shall be re-	361
duced pro rata for the period of such inefficiency in relation to the number of	362
hatches affected, unless caused by mishandling by the Charterers or their	363
servants. If the Charterers continue working by using shore-crane(s) the	364
Owners shall pay such cranage but not exceeding the hire payable for such	365
period, in which case the Vessel shall not be off hire pro rata as stipulated	366
above. The Vessel shall, however, be pro-rata off hire if shore-cranes are	367
not available during stoppages of derrick(s), crane(s) or winch(es) and all	368
other unavoidable expenses thereby incurred shall be for the Owners’ ac-	369
count.	370
(c) Suez and Panama Canal: The Vessel shall be maintained during the cur-	371
rency of this Charter Party with all necessary fittings for Suez and Panama	372
Canal transit in good working order.	373
(d) Refrigeration: The Owners shall ensure that all refrigeration facilities as	374
described in PART Ill are maintained in good working order throughout the	375
currency of this Charter Party.	376
(e) Lighting: The Owners shall ensure that the Vessel will supply sufficient	377
lighting to deck and holds to permit 24 hour working free of expense to the	378
Charterers and that such lighting will comply with the port regulations at all	379
ports of call throughout the currency of this Charter Party.	380

12. Bunker Fuel	381
~~(a) Quantity at Delivery/Redelivery: The Vessel shall be delivered with ap-~~	382
~~proximately the quantity of fuel as indicated in Box 16 and, unless indicated~~	383
~~to the contrary in Box 17, the Vessel shall be redelivered with an approxima-~~	384
~~tely similar quantity, provided that the quantity of fuel at redelivery is at least~~	385
~~sufficient to allow the Vessel to reach safely the nearest port at which fuel of~~	386
~~the required type is available.~~	387
~~(b) Pre and Post Charter Bunkering: Provided that it can be accomplished~~	388
~~without hindrance to the operation of the Vessel, the Owners shall allow the~~	389
~~Charterers to bunker for the account of the Charterers prior to delivery and~~	390
~~the Charterers shall allow the Owners to bunker for the account of the Owner~~	391
~~prior to redelivery, in both cases by prior arrangement between the~~	392
~~parties.~~	393
~~(c) Purchase Price: Unless otherwise stated in Boxes 16 and 17, the Charter-~~	394
~~ers shall purchase the fuel on board at delivery and the Owners shall pur-~~	395
~~chase the fuel on board at redelivery at the Platts Oil Gram mean prices at~~	396
~~the ports and dates of delivery and redelivery, respectively, or the nearest~~	397
~~bunkering port thereto.~~	398
~~(d) Specification: The Charterers shall supply fuel of the B.S.M.A. 100:1989~~	399
~~specification or any amendment thereto as indicated in Box 14.~~	400
(e) Consumption: The Vessel’s fuel consumption in port and at sea shall not	401
exceed the amounts shown in PART Ill, at all times for port consumption and	402
in smooth water with winds not exceeding Beaufort Scale 4 for consumption	403
at sea.	404
(f) Bunkering: The Chief Engineer shall co-operate with the Charterers’ bun-	405
kering agents and fuel suppliers and comply with their requirements during	406
bunkering, including, but not limited to, checking, verifying and acknow-	407
ledging readings or soundings, meters etc. before, during and/or after de-	408
livery of fuel.	409
Three (3) samples of all fuel shall be taken during delivery, sealed and	410
signed by suppliers, Chief Engineer and the Charterers’ agent, each of	411
whom should retain one sample. If any claim should arise in respect of the	412
quality or specification of the fuel supplied, the Owners and the Charterers	413
agree to have samples of the fuel analysed by a mutually agreed qualified	414
analyst.	415
13. Charterers’ Requirements	416
(a) Plans: On signing this Charter Party the Owners shall, if the Charterers so	417
request, furnish the Charterers with the following documents in English:	418
(i) General Arrangement Plan	419
(ii) Capacity Plan	420
(iii) Container Stowage Plan	421
(iv) Plan of Deck and (where the Vessel not cellular) Under-Deck Container	422
Lashing Plan approved by the Vessel’s Classification Society.	423
(v) Trim and Stability Book	424
(vi) Hydrostatic Curves Plan	425
(vii) Loading Scale	426
(viii) Tank Plan	427
and any other operational documents that the Charterers may reasonably	428
request and which are necessary for the safe and efficient operation of the	429

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

Vessel. All documents received by the Charterers shall be returned to the	430
Owners on redelivery.	431
(b) Flag, Funnel, Name and Configuration: The Charterers, if required, shall	432
be allowed to fly their house flag, paint the funnel in the Charterers’ colours	433
and/or the name and insignia of the Line on the Vessel’s side, change the	434
Vessel’s name,
subject to the authorities’ approval, and/or change the Vessel’s container	435
stowage configuration to carry different sized containers, all during the cur-	436
rency of this Charter Party. If the Charterers elect to exercise any or all of	437
these options all alterations necessary shall be effected during the Charter-	438
ers’ time and at the Charterers’ expense. Unless the Owners elect to waive	439
this requirement or enter into an alternative agreement with the Charterers,	440
the Vessel shall be returned to its condition prior to the commencement of	441
the Charter Party at the Charterers’ expense before redelivery. See clause 52.	442
(c) Ballast Warranty: The Owners warrant that the Vessel is capable of ope-	443
rating under this Charter Party in ballast without requiring any solid ballast	444
and using fuel and water ballast only.	445
(d) Weather Routing: The Charterers may supply the Master with weather	446
routing information during the currency of this Charter Party. In this event	447
the Master shall comply with the reporting procedure of the Charterers’	448
weather routing service.	449
(e) Communications Facilities: The Owners shall permit the Charterers use	450
of the Vessel’s communication facilities at cost during the currency of this	451
Charter Party.	452
(f) Logs and Witnesses: The Owners shall maintain full deck, engine room	453
and, where appropriate, refrigeration logs during the currency of this Char-	454
ter Party and the Charterers shall have full access to all the Vessel’s logs,	455
rough and official, covering this period. The Owners undertake to produce	456
all such documentation promptly upon request of the Charterers.	457
The Owners also undertake to endeavour to assist the Charterers by pro-	458
ducing or assisting the Charterers to trace the Vessel’s witnesses as may be	459
requested by the Charterers to give testimony in connection with matters	460
arising in relation to this Charter Party and such expenses as may be incur-	461
red shall be for the Charterers’ account.	462
(g) Replacement of Master and Officers: If the Charterers shall have reason	463
to be dissatisfied with the conduct of the Master or Officers, the Owners	464
shall, on receiving particulars of the complaint, investigate same and, if con-	465
firmed, replace the offending party(ies) at the Owners’ expense.	466
(h) Supercargo: The Owners shall provide and maintain a clean and ade-	467
quate room for the Charterers’ supercargo if any, furnished to the same	468
standard as officers’ accommodation. Supercargo shall be victualled with	469
the Vessel’s officers. The Charterers shall pay for accommodation and vic-	470
tualling of any supercargo at the daily rate as indicated in Box 28.	471
(j) Victualling: The Owners, when requested and authorised by the Charter-	472
ers or their agents, shall victual other officials and servants of the Charter-	473
ers at the rate per person per meal as indicated in Box 29.	474
(k) Sub-Letting: The Charterers shall have the right to sub-let all or part of	475
the Vessel with the prior consent of the Owners, which shall not be unrea-	476
sonably withheld, whilst still remaining responsible to the Owners for the	477
performance of this Charter Party.	478
(l) Inspections: The Owners shall co-operate with the Charterers to facilitate	479
the Charterers’ inspection of the Vessel at any time, upon receipt of reason-	480
able notice, in the Charterers’ time.	481
(m) Substitution and Sub-Contracting: Unless the Charterers’ prior consent	482
be obtained in writing, which shall not be unreasonably withheld, the Ow-	483
ners may not:-	484
(i) substitute any other vessel for that named herein, even though it might	485
be of identical specification, before, at the beginning of or throughout	486
the currency of this Charter Party or,	487
(ii) sub-contract any of their obligations including the management of the	488
Vessel. In the event of any sub-contracting the Owners shall remain	489
responsible for the performance of this Charter Party or,	490
(iii) change the flag of the Vessel.	491
(n) Laid-Up Returns: The Charterers shall have the right to order the laying-	492
up of the Vessel at any time and for any period of time at a safe berth or place	493
and in the event of such laying-up the Owners shall promptly take steps to	494
effect all the economies in operating costs, including insurance, which may	495
be possible and give prompt credit to the Charterers in respect of all such	496
economies. At the request of the Charterers, the Owners shall at any time	497
provide an estimate of the economies which would be possible in the event	498
of the laying-up of the Vessel. The laying-up port or place shall be at the	499
Charterers’ option but shall always be safe and acceptable to the Owners’	500
insurers. Should the Charterers in liaison with the Owners decide that the	501
Master, Officers and crew should be paid off, then the cost of repatriation	502
and, later, cost of rejoining, including laying-up preparation and reactiva-	503
tion cost, and all expenses incurred shall be for the Charterers’ account.	504

The Charterers shall give sufficient notice of their intention in this respect to	505
enable the Owners to make necessary arrangements for decommissioning	506
and recommissioning.	507
Any returns of premium or calls payable to the Owners by reason of the Ves-	508
sel remaining within the confines of any port area in excess of any minimum	509
period provided for in the Owners’ insurance policies shall be remitted to	510
the Charterers upon receipt by the Owners, provided the Vessel was on hire	511
for the full period, otherwise such return shall be shared pro rata between	512
the Owners and the Charterers according to the proportion of qualifying	513
time on and off hire.	514
(o) Signing Bills of Lading: If required, the Master shall sign bills of lading as	515
presented by the Charterers. If required, the Charterers and/or their agents	516
are hereby authorised by the Owners to sign bills of lading on the Owners’	517
and/or the Master’s behalf (See Clauses 16 (a), (b) and (c)). The Charterers	518
shall indemnify the Owners and the Master against all consequences or lia-	519
bilities arising therefrom.All bills of lading issued under this Charter Party	520
to be in accordance with Mate’s receipts.

14. Owners’ Requirements	521
(a) Maintenance: The Owners shall have the right to take the Vessel out of	522
service for emergency repairs at any time ~~and for routine maintenance by~~	523
~~prior arrangement with the Charterers. The Owners shall endeavour to ac-~~	524
~~commodate the Charterers’ requirements in determining the timing of such~~	525
~~maintenance and the Charterers shall endeavour to accommodate the Ow-~~	526
~~ners’ choice of location for maintenance (See Clause 8(a)(i)).~~See clause 49.	527
(b) Bills of Lading: The Charterers warrant that bills of lading issued in res-	528
pect of the carriage of goods and containers under this Charter Party shall	529
contain the following clauses:	530
(i) A clause paramount applying the Hague or Hague-Visby Rules or a	531
carriage of goods by sea statute making either of these mandatorily	532
applicable, in either case according to the practice prevalent at the	533
port(s) of loading.	534
(ii) A “New Jason” clause.	535
(iii) A “General Average” clause providing for adjustment at a port or place	536
at the option of the Carrier according to the York-Antwerp Rules 1974	537
or any amendment thereto.	538
(iv) A “Himalaya” or “Circular Indemnity” clause giving the Owners the be-	539
nefit of the bill of lading terms and conditions and/or protection from	540
tortious claims by third parties.	541
(v) A “Sister Ship Salvage” clause.	542
(vi) A “Both-to-Blame Collision” clause.	543
(c) General Average: General average shall be adjusted at the place as indi-	544
cated in Box 33 according to the York-Antwerp Rules 1974 or any amend-	545
ment thereto by an adjuster appointed by the Owners. In the event of general	546
average or salvage, the Charterers shall provide an acceptable temporary	547
security covering all goods and containers to avoid delay and secure their	548
release so that transit/delivery may continue. The Owners agree that the	549
Charterers temporary guarantee may be exchanged in due course for a full	550
set of securities from the appropriate interested parties covering all goods	551
and containers. The Charterers agree to co-operate with the Owners and	552
the Owners’ appointed adjusters, to assist by supplying manifest and other	553
information and, where required, to endeavour to secure the assistance of	554
the Charterers’ local agents in the collection of security, at the Owners’ ex-	555
pense.	556
All goods and containers shall contribute in general average, whether ship-	557
ped on or under deck. Charter hire shall not contribute.	558
General average shall be adjusted in any currency at the sole option of the	559
Owners. Exchange into the currency of adjustment shall be calculated at the	560
rate prevailing on the date of payment for disbursements and on the date of	561
completion of discharge of the Vessel for allowances, contributory values,	562
etc.	563
(d) Salvage: All time lost and all legal and other expenses (excluding any	564
damage to the Vessel) incurred in saving or attempting to save life or pro-	565
perty shall be borne equally by the Owners and the Charterers. All salvage	566
and proceeds from derelicts shall be divided equally between the Owners	567
and the Charterers after deducting the Master’s, Officers’ and crew’s share.	568
The Charterers shall be bound by all measures taken by the Owners in order	569
to secure payment of salvage and to settle its amount.	570
(e) Liens: The Charterers warrant that they will not suffer, nor permit to be	571
continued, any lien or encumbrance incurred by them or their agents, which	572
might have priority over the title and interest of the Owners in the Vessel. In	573
no event shall the Charterers procure, nor permit to be procured, for the	574
Vessel any supplies, necessaries or services without previously obtaining a	575
statement, signed by an authorised representative of the furnisher thereof,	576
acknowledging that such supplies, necessaries or services are being furni-	577
shed on the credit of the Charterers and not on the credit of the Vessel or of	578
the Owners and that the furnisher claims no maritime lien on the Vessel	579

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“BOXTIME” Charter Party

therefor.	580
The Owners shall have a lien on the Charterers’ goods and containers and	581
upon all sub-freights and/or sub-hire for unpaid charter hire, unreimbursed	582
Charterers’ expenses initially paid by the Owners and contributions in gen-	583
eral average properly due, ~~.~~unless the Charterers or the Charterers’ P&I	584
Club provide a bank guarantee acceptable to the Owners as well as the
Owners’ underwriters and P&I Club.

15. Sundry Matters	585
(a) Pilotage/Towage: Although engaged by the Charterers or their agents	586
and paid by the Charterers, all pilotage, towage and other such services to	587
the Vessel to assist with navigation shall be engaged as agents of the Ow-	588
ners who, for the purposes of this Charter Party, shall remain responsible for	589
the due performance thereof. Nothing contained in this Charter Party shall	590
be construed as a demise of the Vessel to the Charterers and the Owners re-	591
main responsible for the navigation thereof at all times.	592
(b) Watchmen: The cost of compulsory shore gangway watchmen shall be	593
borne equally between the Owners and the Charterers throughout the cur-	594
rency of this Charter Party.	595
(c) Stowaways: Any costs incurred in respect of stowaways shall be for the	596
Owners’ account, unless it can be established that the means by which the	597
stowaway gained access to the Vessel was by secreting away in the Char-	598
terers’ goods and containers prior to loading, in which case all such costs	599
shall be for the Charterers’ account.	600
(d) On / Off Hire Surveys: Joint on and off hire surveys shall be conducted by	601
mutually acceptable surveyors at the Places of Delivery and Redelivery, res-	602
pectively. The on hire survey shall be conducted in the Owners’ time unless	603
the Vessel has commenced loading. The off hire survey shall be conducted	604
in the Charterers’ time.	605
Both surveys shall cover condition of the Vessel and amounts of fuel on	606
board and the Owners shall procure that the Master, Chief Engineer, Offic-	607
ers and crew shall co-operate with the surveyors in conducting such sur-	608
veys.	609
(e) Sub-Contractors: In this Charter Party the term “sub-contractor” shall in-	610
clude sub-contractors and their respective servants, agents and sub-con-	611
tractors.	612

16. Charterers’ Responsibilities/Liabilities	613
(a) Charterers’ Responsibilities: Except as elsewhere provided in this Char-	614
ter Party and without prejudice to the Charterers’ right to initiate recovery	615
against the Owners under Clause 17, the Charterers shall be responsible for	616
all claims in respect of any liability or expense whatsoever or howsoever	617
arising in connection with the goods and containers carried pursuant to this	618
Charter Party or their carriage (even if such liability arises wholly or in part	619
by reason of the act, neglect or default of the Owners or of such servant,	620
agent or sub-contractor).	621
(b) Claims Handling: If any such claim or allegation as described in Clause	622
16(a) shall be made against the Owners or against any vessel owned by any	623
of them, the Charterers will:-	624
(i) take over the conduct and defence of such claim or allegation and	625
settle same at their own expense obtaining, where appropriate, relea-	626
ses in joint names or, should the Owners so request,	627
(ii) put the Owners in funds to meet legal fees, witness and third party ex-	628
penses and settlement funds, excluding the Owners’ own office expen-	629
ses, to deal with such claim or allegation themselves.	630
(c) General Indemnity: If in spite of Clause 16(a) any claims as therein des-	631
cribed are nevertheless made, the Charterers shall indemnify the Owners	632
and such servant, agent or sub-contractor against all consequences what-	633
soever thereof, without prejudice to the Charterers’ right subsequently to	634
initiate action against the Owners.	635
(d) Fines etc.. Indemnity: The Charterers shall indemnify the Owners against	636
any expenses, fines, liabilities, losses, damages, claims or demands which	637
the Owners may incur or suffer by reason of any failure of the goods or con-	638
tainers or the documentation relating thereto to comply with any relevant	639
laws, regulations, directions or notices of customs, port and other authori-	640
ties, or by reasons of any infestation, contamination or condemnation of	641
goods or containers or infestation, damage or contamination of the Vessel	642
by the Charterers’ goods or containers.	643
(e) Time Limit: The Charterers shall be discharged from all liability under	644
this Charter Party unless notice of arbitration in accordance with Clause 20	645
is given within 15 months of redelivery.	646
(f) Agency: Without prejudice to sub-clause 16 (a) the Owners authorise and	647
empower the Charterers to act as the Owners’ agents and/or trustees to sti-	648
pulate for the Owners to have as against other persons the benefit of any im-	649
munities, exemptions or liberties regarding the goods and containers the	650
subject of this Charter Party or their carriage but the Charterers shall have	651
no authority to make any contracts imposing any obligations upon the Ow-	652
ners in connection with the goods and containers or their carriage.	653
(g) General Average Exclusion: Nothing in this Clause 16 shall apply to pre-	654
clude any claim made by the owners of any property on board the Vessel for	655
general average contribution in accordance with the York-Antwerp Rules	656
1974 or any amendment thereto.	657
(h) Claims Authority: The Charterers shall make no payment in excess of the	658
amount as stated in Box 32 in settlement of a claim for which they intend to	659
seek recovery from the Owners without prior consultation with the Owners.	660
The Owners authorise the Charterers to grant extensions of time in respect	661
of such claims provided the Charterers give the Owners immediate notice	662
thereof.	663

17. Owners’ Responsibilities/Liabilities	664
Except as elsewhere provided in this Charter Party, the responsibilities and	665
liabilities of the Owners shall be as follows:	666
(a) For Goods and Containers: The Owners shall be liable for loss, damage	667
or expense in respect of goods and containers arising or resulting from:-	668
(i) lack of due diligence on their part before and at the beginning of each	669
voyage to make the Vessel seaworthy and to properly man, equip and	670
supply it and make all parts of the Vessel in which goods and contain-	671
ers are carried fit and safe for their reception, carriage and preserva-	672
tion, unless the Charterers consent to load containers in parts of the	673
Vessel which the Master considers to be unfit, in which case the Char-	674
terers shall indemnify the Owners.	675
(ii) failure on their part properly and carefully to carry, keep and care for	676
the goods and containers while on board, or	677
(iii) unreasonable deviation from the voyage ordered or approved by the	678
Charterers.	679
(b) For Refrigerated Goods: ~~In respect of blown-air containers, the Owners~~	680
~~shall be responsible only to maintain the supply of air at the required tempe-~~	681
~~rature to the containers, provided proper instructions are given to the Mas-~~	682
~~ter by the Charterers and the containers are presented at the carriage tem-~~	683
~~peratures.~~	684
In respect of integral refrigerated containers or blown-air containers with a	685
marine refrigeration clip-on unit attached or any containers with any ma-	686
chinery for temperature/atmosphere control containing goods, the Owners	687
shall be responsible for the provision of electrical power only. The Owners	688
shall endeavour to monitor and record the performance of all such units	689
whilst on board in accordance with the Charterers’ instructions and to re-	690
pair and rectify any breakdown, fault or deficiency which may occur in res-	691
pect of such units, using the resources on board the Vessel. If repair works	692
are performed, all additional expenses incurred by the Owners, including	693
spare parts, shall be for the account of the Charterers and the Vessel’s crew	694
shall always be considered the Charterers servants. The man hours spent on	695
repairing Charterers’ refrigerated containers to be renumerated at USD
15.00 per man hour. If such resources are
insufficient, the Owners shall immediately notify the Charterers so they may	696
take action to obtain any required spares or specialised repair facilities.	697
Except as provided above, the Owners shall not be liable for malfunctioning	698
of integral refrigerated containers and power packs put on board by the	699
Charterers.	700
The Owners shall be entitled to reject and require the Charterers to dis-	701
charge any container loaded at a temperature not within the required carri-	702
age temperature range. If, at the Charterers’ request, the Owners consent to	703
receive and carry such container(s), the Charterers shall indemnify the Ow-	704
ners against all consequences thereof.	705
(c) Limitation of Liability: The liability of the Owners to the Charterers for	706
loss, damage or expense in respect of goods and containers as herein pro-	707
vided shall be limited as follows:	708
(i) In respect of goods liability shall be on the same basis as applicable	709
under mandatory law between the Charterers and a third party by rea-	710
son of the Charterers having issued a bill of lading or similar contract of	711
carriage, provided that such Bill of Lading contains no declaration of	712
value. Where no mandatory law so applies, liability shall be limited to	713
GB Pounds 100 per package.	714
(ii) In respect of containers, liability shall be the reasonable cost of repair	715
or the value of the container at the time of such loss or damage, which-	716
ever is the lesser. The value of a leased container is the value stated in	717
the lease agreement and for an owned container it is its market value.	718
For the purpose of this Charter Party containers not owned or leased	719
by the Charterers shall be regarded as goods for liability purposes.	720
(d) Time Limit: Except as provided in Clause 16(h), the Owners shall be dis-	721
charged from all liability under this Charter Party in respect of claims for	722
which extensions of time have not been sought and obtained by the Charter-	723
ers unless notice of arbitration in accordance with Clause 20 is given within	724
15 months of the delivery of goods, if the claim relates to goods, or the date	725

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“BOXTIME” Charter Party

when the Charterers become aware of the incident giving rise to the claim	726
for all other claims.	727
(e) For Personal Injury: The Owners shall indemnify the Charterers against	728
any claims for personal injury incurred on or about the Vessel unless	729
caused by the negligence of the Charterers, their servants, agents or sub-	730
contractors or any defect in the Charterers’ goods and/or containers.	731
(f) Limitation Proceedings: The Owners shall have the control and conduct of	732
any limitation proceedings on the joint behalf of the Owners and the Char-	733
terers. If successful, any unrecovered costs of such proceedings shall be	734
borne equally between the Owners and the Charterers. If unsuccessful, the	735
costs shall be borne by the party responsible under the terms of this Charter	736
Party for the factor which caused the proceedings to fail. If more than one	737
factor contributed and the Owners and the Charterers were each respons-	738
ible for at least one factor the costs shall be borne equally.	739
(g) Consequential Loss: Under no circumstances shall the Owners be res-	740
ponsible for any indirect or consequential loss arising from loss, damage or	741
delay to goods and containers, howsoever caused.	742

18. Insurances	743
(a) Hull and Machinery: The Owners warrant that the Vessel is insured under	744
Institute Time Clauses or similar clauses for IWL trading against loss, dam-	745
age and collision liabilities for the value as indicated in Box 27 which cover	746
will be maintained throughout the currency of this Charter Party. Upon 10	747
days notice to the Charterers, the Owners shall be entitled to effect any rea-	748
sonable change to this value. The Owners agree that their insured value for	749
the purpose of this Clause shall represent the Charterers maximum liability	750
to the Owners for damage to the Vessel in accordance with Clause 6 (I), in-	751
cluding time spent on repairs.	752
(b) Protection and Indemnity (P & I): The Owners and the Charterers warrant	753
that the Vessel is entered on full terms with their respective P & I Clubs as in-	754
dicated in Boxes 30 and 31 and that such entries will be maintained with all	755
calls paid up to date throughout the currency of this Charter Party.	756
(c) War Risks: The Owners warrant that the Vessel is insured against loss of	757
the Vessel by War Risks and War P & I Risks for IWL trading excluding addi-	758
tional premium/restricted/prohibited areas, which cover will be maintained	759
throughout the currency of this Charter Party. Extra war risk insurance, if any,	760
to be for the Charterers’ expense. Owners always to consult Charterers regarding extra war risk insurance.

19. War CONWARTIME 2004 to apply (see clause 26)	761
~~(a) Unless the consent of the Owners be first obtained, the Vessel shall not~~	762
~~be ordered to nor obliged to:-~~	763
~~(i) remain in or pass through any area which is dangerous or is likely to~~	764
~~become dangerous as a result of war, hostilities, warlike action or pi-~~	765
~~racy, actual or threatened, nor~~	766
~~(ii) call at any port where there is any revolution, civil war, civil commotion~~	767
~~or any threat thereof, nor~~	768
~~(iii) carry any goods that may in any way expose her to any risk of seizure,~~	769
~~capture or detention.~~	770
~~(b) However, should the Owners consent to allowing the Vessel to proceed,~~	771
~~notwithstanding the existence or threat of the danger(s) outlined in Clause~~	772
~~19 (a), the Owners agree that the Vessel proceeds at their own risk in con-~~	773
~~sideration of the Charterers agreeing that the Owners may effect the follow-~~	774
~~ing insurances for which the Charterers will reimburse the Owners the net~~	775
~~cost of premium/calls therefor: (See Clause 6 (n))~~	776
~~(i) Reinstatement of the War Risks cover on Hull and P & I for trading to the~~	777
~~required area.~~	778
~~(ii) Any further additional premia necessary to maintain Hull cover whilst~~	779
~~blocked or trapped pending release of the Vessel, acceptance of con-~~	780
~~structive total loss by insurers or trapped for 365 consecutive days, whichever shall first occur~~	781 782
~~(iii) Insurance of hire on the Vessel for not exceeding 365 days.~~	783
~~(c) In the event of the wages of the Master, Officers and/or crew and/or other~~	784
~~of the Vessel’s operating expenses are affected by any of the factors men-~~	785
~~tioned in (a) above, the amount of any increase shall be added to the hire~~	786
~~due upon production of the Owners’ account therefor together with appro-~~	787
~~priate receipts and paid by the Charterers to the Owners with the next hire~~	788
~~payment.~~	789
~~(d) The Vessel shall have the liberty to comply with any orders or directions~~	790
~~of whatsoever nature given by the government of the nation where the Ow-~~	791
~~ners are domiciled or whose flag the Vessel flies or any other government or~~	792
~~person or body acting, or purporting to act, with the authority of such gov-~~	793
~~ernment or by any party having, under the terms of the war risk insurance on~~	794
~~the Vessel, the right to give such orders or directions.~~	795
~~(e) In the event of the outbreak of war, whether there be a declaration of war~~	796
~~or not, between any two or more of the following countries or involving the~~	797
~~nation where the Owners are domiciled or whoso flag the Vessel flies:-~~	798
~~People’s Republic of China, France, Federal Republic of Germany, United~~	799
~~States of America, United Kingdom, Union of Soviet Socialist Republics,~~	800
~~either the Owners or the Charterers may cancel this Charter Party and, un-~~	801
~~less otherwise agreed, the Vessel shall be redelivered to the Owners at the~~	802
~~port of destination or, if debarred under this Clause from reaching or enter-~~	803
~~ing it, at a near open and safe port at the Owners’ option after discharge of~~	804
~~any goods and containers on board.~~	805
~~(f) If in compliance with the provisions of this Clause anything is done or is~~	806
~~not done, such shall not be deemed a deviation.~~	807

20. Law and Arbitration See clause 27	808
 ~~*) (a) London: This Charter Party shall be governed by English law and any dis-~~	809
~~pute arising out of this Charter Party shall be referred to arbitration in Lon-~~	810
~~don, one arbitrator being appointed by each party, in accordance with the~~	811
~~Arbitration Acts 1950 and 1979 or any statutory modification or re-enact-~~	812
~~ment thereof for the time being in force. On the receipt by one party of the~~	813
~~nomination in writing of the other party’s arbitrator, that party shall appoint~~	814
~~their arbitrator within fourteen days, failing which the decision of the single~~	815
~~Arbitrator appointed shall apply. If two Arbitrators properly appointed shall~~	816
~~not agree they shall appoint an umpire whose decision shall be final.~~	817
 ~~*) (b) New York: Should any dispute arise out of this Charter Party, the matter in~~	818
~~dispute shall be referred to three persons in New York, one to be appointed~~	819
~~by each of the parties hereto, and the third by the two so chosen; their deci-~~	820
~~sion or that of any two of them shall be final, and for the purpose of enforcing~~	821
~~any award, this agreement may be made a rule of the Court. The arbitrators~~	822
~~shall be members of the Society of Maritime Arbitrators, Inc. of New York~~	823
~~and the proceedings shall be conducted in accordance with the rules of the~~	824
~~Society.~~	825
 ~~*) (c) Alternative: Any dispute arising out of this Charter Party shall be referred~~	826
~~to arbitration at the place indicated in Box 34, subject to the law and proce-~~	827
~~dures applicable there.~~	828
~~If Box 34 in PART I is not filled in, sub clause (a) of this Clause shall apply.~~	829
~~*) (a), (b) and (c) are alternatives; indicate alternative agreed in Box 34.~~	830

21. Commission	831
~~The Owners shall pay a commission at the rate stated in Box 35 to the party~~	832
~~mentioned in Box 35 on any hire paid under this Charter Party but in no case~~	833
~~less than is necessary to cover the actual expenses of the Brokers. If the full~~	834
~~hire is not paid owing to breach of Charter Party by either of the parties the~~	835
~~party liable therefor shall indemnify the Brokers against their loss of com-~~	836
~~mission.~~	837
~~Should the parties agree to cancel this Charter Party, the Owners shall in-~~	838
~~demnify the Brokers against any loss of commission but in such case the~~	839
~~commission shall not exceed the brokerage on one year’s hire.~~	840
22. Notices	841
Any notice to the Owners shall be sent to the address as indicated in Box 3.	842
Any notice to the Charterers shall be sent to the address as indicated in	843
Box 4.	844

This document is a computer generated BOXTIME form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Clause 4

Permitted cargoes:

Except as provided below, the Vessel shall be used for the carriage of goods in ISO standard containers complying with the International Convention for Safe Containers.

a)	Uncontainerized Goods:

Uncontainerized goods may be carried only with the prior consent of the Owners and the Master provided that they are suitably prepared for carriage.

b)	Hazardous Goods:

The Owners agree that the Charterers may carry the maximum quantity as indicated in Box 26 of hazardous goods in containers, provided same are loaded, stowed, discharged, carried and documented in accordance with IMO regulations, any mandatory local requirements and regulations of the flag state, and the Vessel’ s certificates.

Any special equipment and/or modification required by IMO/port or local rules and regulations or authorities to be provided and paid for by Charterers.

c)	Live Animals:

Live animals may not be carried.

d)	Radioactive Goods:

Radioactive goods other than Radioactive Isotopes shall be excluded. Radioactive Isotopes may be carried only with the prior consent of the Owners and the Master and provided that they are of such a category as not to invalidate the Vessel’s Protection and Indemnity coverage and that they are in accordance with the Vessel’s certificates.

e)	Arms and Ammunition:

Arms and ammunition may be carried only after receiving prior approval of the Owners and governmental and other relevant authorities whose approval shall not be unreasonably withheld by the Owners.

f)	Wet Hides:

Wet hides are allowed at Charterers’ request subject to the following procedure being followed: 1) providing pre-loading survey, 2) presenting packing/stuffing in accordance with previously-provided pictures and 3) providing shipment on deck in watertight containers only. Shipment is always subject to the Owners’ reconfirmation prior to loading. Charterers to indemnify and hold Owners harmless of any liabilities, losses, damages, charges, fines and expenses arising from the particularities of such cargo.

g)	Cotton:

Loading up to 4,000 mtons of containerised raw cotton in bales, class IMO 4.1, is allowed subject to the Master’s prior approval. Charterers shall ensure that all such cargo is loaded, stowed and segregated in accordance with IMO and IMDG recommendations.

h)	Other:

Additional cargoes excluded are chemical waste and chemical toxic waste of any nature, and cargoes that are radioactive contaminated.

Clause 23

Redelivery notices:

Charterers to give 60/21/15/10/7/5 days approximate and 3/2/1 notices of redelivery. Charterers also to keep Owners closely advised of the Vessel’s itinerary and to inform Owners as soon as possible of any change in the itinerary or expected time of redelivery.

Clause 24

Owners’ Expenses / Cash Advances:

Owners have the option of instructing Charterers’ agents to undertake normal husbandry on Owners’ behalf without additional charge. For exceptional expenses such as crew change and drydocking, Owners shall appoint their own agents or Charterers’ agents directly and pay agency fee.

For Owners’ expenses under normal husbandry, in addition to cash advances to the Master, Owners to pay a commission of 2.5% on Owners’ expenses and cash advances either to Charterers or to their agents directly. Charterers have the right to deduct from hire Owners’ expenses and cash advances duly covered by vouchers, an original of which to be kept in the local agency for a period as required under local law.

Clause 25

Agents:

Charterers agree that their agents will undertake, without charge, normal ship’s husbandry as the Owners’ agents. In case of repairs (except those for which Charterers are liable), crew’s hospitalisation or embarkation/repatriation and other Owners’ matters handled by Charterers’ agents, Owners to pay normal additional handling fee, if any, in accordance with local tariffs plus expenses incurred. The Owners always to appoint their own agents for major repairs, dry-docking and General Average.

Clause 26

War Risks Clause for Time Charters, 2004 (Code Name: CONWARTIME 2004)

(a)  For the purpose of this Clause, the words:

(i)  “Owners” shall include the shipowners, bareboat charterers, disponent owners, managers or other operators who are charged with the management of the Vessel, and the Master; and

(ii)  “War Risks” shall include any actual, threatened or reported:

war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility or malicious damage; blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or the Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b)  The Vessel, unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(c)  The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

(d)  (i)  The Owners may effect war risks insurance in respect of the Hull and Machinery of the Vessel and their other interests (including, but not limited to, loss of earnings and detention, the crew and their Protection and Indemnity Risks), and the premiums and/or calls therefor shall be for their account.

(ii)  If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, or pass through any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then the actual premiums and/or calls paid shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

(e)  If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then the actual bonus or additional wages paid shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

(f)  The Vessel shall have liberty:

(i)  to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii)  to comply with the order, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

(iv)  to discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier;

(v)  to call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

(g)  If in accordance with their rights under the foregoing provisions of this Clause, the Owners shall refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform the Charterers. No cargo shall be discharged at any alternative port without first giving the Charterers notice of the Owners’ intention to do so and requesting them to nominate a safe port for such discharge. Failing such nomination by the Charterers within 48 hours of the receipt of such notice and request, the Owners may discharge the cargo at any safe port of their own choice.

(h)  If in compliance with any of the provisions of sub-clauses (b) to (g) of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party.

Clause 27

Law and Jurisdiction: This Charter Party shall be governed by and construed in accordance with English law, and any dispute arising out of or in connection with this Charter Party shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, by giving 7 calendar days notice, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD 50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

Notwithstanding the above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Charter Party.

In the case of a dispute in respect of which arbitration has been commenced under the above, the following shall apply:

(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.

(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.

(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

Clause 28

[DELETED]

Clause 29

Bimco Non-Lien Provision Clause:

Charterers will not suffer, nor permit to the continuation of any lien or encumbrance incurred by them or their agents which might have priority over the title and interest of the Owners in the Vessel. In no event shall Charterers procure, or permit the procurement, for the Vessel any supplies, necessaries or services without previously obtaining a statement signed by an authorised representative of the furnisher thereof, acknowledging that such supplies, necessaries or services are being furnished on the credit of the Charterers and not on the credit of the Vessel or of her Owners and that the furnisher claims no maritime lien on the Vessel therefor.

Clause 30

Dangerous Cargo Clause:

Charterers are authorised to load up to a maximum 10% of the Vessel’s deadweight with dangerous cargo, at their risk and expense, provided the cargo is packed, labelled, stowed and handled in accordance with IMO/Port rules and regulations at the respective port of loading and discharging, and ports of call en route and according to Vessel’ s certificates.

All cargoes to be loaded in containers only and Charterers to supply all necessary/required documents and the book called emergency procedures for carrying dangerous goods (EMS). Charterers or their agents shall duly inform and notify in writing the Master about the quantity and description of IMO cargo well in advance of loading. The Charterers’ failure to provide such notification shall make Charterers fully responsible for any consequences and costs, including the costs associated with restowage of cargo.

Notwithstanding any provision whether written or printed contained in this Charter Party, it is agreed that nuclear fuels or radioactive waste or products and chemical toxic waste of any nature are specifically excluded from the cargo permitted to be loaded or carried under this Charter Party.

This exclusion does not apply to Radioactive Isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purpose, provided Owners’ and the Master’s prior approval has been obtained to the loading thereof; and provided further that Charterers have placed and proven to Owners adequate insurance coverage for the Vessel and equipment for loss, damage, liability or expense directly or indirectly caused by or contributed by or arising from ionising radiations from or contamination by radioactivity. However, such loading and carriage of cargo has to be in accordance with the Vessel’s certificates.

Clause 31

A. Bunker Quantity Determination Procedure for Vessel Staff:

(a) General

Terms and conditions of all bunker suppliers include a clause which states that the quantity delivered shall be based upon measurement of barge tanks. They also state that the receivers of the bunkers are invited to witness barge measurements before and after the delivery to verify the quantity discharged to the Vessel. Should the receivers fail to witness and verify the bunkers, the supplier would not accept any claim for short delivery.

We, the fuel purchasers, in some difficult ports appoint bunker surveyors to check barge measurements and take representative samples but at other times we must rely on the Vessel’s staff to perform the sampling and barge measurement. Where no bunker surveyor is appointed please follow the procedure set out below very carefully.

(b) Procedure

Before Delivery: Attend the barge to measure and record the soundings of all barge tanks, including any tank declared to be empty or not for delivery to the Vessel. Witness the taking of temperatures of fuel in all tanks and record temperatures. Check that the barge sounding table has an approval stamp and record date of approval and approving body. Witness and record volumes of fuel relating to the soundings for each tank. Ask the barge captain to sign your records. You should also take careful measurements of all the Vessel’s tanks before the delivery and calculate the contents of each tank and record all the figures.

After Delivery: Attend the barge and repeat the measurements of all barge tanks including temperatures and record these figures together with the final volumes from the barge sounding tables. Request the signature of the barge captain on the closing figures. Check all barge tanks and not only those used to supply your vessel. Also re-measure your own bunker tanks and calculate the amount of bunkers received.

(c) Calculations and the Bunker Delivery Receipt

Using the density provided on the bunker receipt use petroleum tables to find the volume correction factor to convert volume, at observed temperature, to volume at standard temperature, which is usually 15C or 60F. Then, using the supplier’s density, calculate the weight discharged by the barge.

Compare the weight calculated by you with the standard volume and weight given on the bunker receipt. If the two figures are the same, you may provisionally accept the bunker receipt figures but wait until you have checked the Vessel’s tank figures before finally signing the bunker delivery receipt. There should be no disagreement regarding barge delivery calculations if you have agreed soundings and temperatures before and after the delivery.

You can follow the same process to calculate the amount of fuel received by the Vessel. Sometimes the barge calculations may not be the same as the Vessel figure. If such figure is within 0.5% the delivery is for 1000 tons and the difference between the barge and Vessel measurements is within 5 tons) you can accept this as measurement error.

You may then sign the bunker receipt “Signed for volume at observed temperature only.” You should not sign for weight as that is dependent on the density advised by the supplier being correct.

If the difference between the barge figure and the Vessel received figure is abnormally large (where you know that on previous deliveries the Vessel’s figure was fairly close to the barge figure) you should revisit the barge and check all the measurements again, and check the contents of all barge tanks.

If you cannot find any problems with the barge figures and have re-checked your Vessel’s figures and are still convinced that you have a large shortage you should issue a letter of protest and advise the Vessel’s agent of the problem.

In case of a large unresolved difference between the Vessel’s and barge’s figures, send copies of all your barge and Vessel measurements and calculations to the bunker purchaser for evaluation.

(d) Experience factor

For future reference always maintain a record, for each delivery, of tanks used to load the bunkers, amount loaded and difference between the barge’s and Vessel’s figures. This will be referred to as the “Vessel’s experience factor.”

B. Bunker Quality Control:

(1) Charterers shall supply bunkers of a quality suitable for burning in the Vessel’s engines and auxiliaries and which conform to the specification(s) mutually agreed under this Charter Party.

(2) At the time of delivery of the Vessel, Owners shall place at the disposal of Charterers the bunker delivery note(s) and any samples relating to the fuels existing on board.

(3) During the currency of this Charter Party the Charterers shall ensure that the bunker delivery notes are presented to the Vessel on the delivery of fuel(s). It is the duty of the supplier and the Vessel’s staff to perform and witness representative sampling by automatic drip sampling equipment at a mutually agreed location as close as possible to the Vessel’s receiving manifold and to seal the samples. Owners shall submit a representative sample to a recognised fuel testing laboratory, and the cost of the analysis to be shared equally between Owners and Charterers. Both Owners and Charterers shall receive a copy of the test report. Test results on this sample shall provide conclusive evidence, provided that both the supplier and Owners accepted the sample as being representative on completion of the bunker delivery.

(4) The fuel samples shall be retained by the Vessel in accordance with Marpol Annex VI for the Marpol sample and for 90 days for commercial samples after the date of delivery or for whatever period necessary in the case of a prior dispute.

(5) Owners reserve their right to make a claim against Charterers for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuels not complying with the agreed specification(s). Additionally, if bunker fuels supplied do not conform to the mutually agreed specification(s) or otherwise prove unsuitable for burning either in the Vessel’s engines or auxiliaries, Owners shall not be held responsible for any reduction in the Vessel’s speed performance and/or increased bunker consumption nor for any time lost and any other consequences.

Clause 32

BIMCO double Banking Clause:

(a) The Charterers shall have the right, where and when it is customary and safe for vessels of similar size and type to do so, to order the Vessel to go, lie or remain alongside another vessel or vessels of any size or description whatsoever; or to order such vessels to come and remain alongside at such safe dock, wharf, anchorage or other place for transhipment, loading or discharging of cargo and/or bunkering.

(b) The Charterers shall pay for and provide such assistance and equipment as may be required to enable any of the operations mentioned in this Clause safely to be completed; and shall give the Owners such advance notice as they reasonably can of the details of any such operations.

(c) Without prejudice to the generality of the Charterers’ rights under (a) and (b), it is expressly agreed that the Master shall have the right to refuse to allow the Vessel to perform as provided in (a) and (b) if in his reasonable opinion it is not safe to do so.

(d) The Owners shall be entitled to insure any deductible under the Vessel’s hull policy and the Charterers shall reimburse the Owners any additional premium(s) required by the Vessel’s Underwriters and/or the cost of insuring any deductible under the Vessel’s hull policy.

(e) The Charterers shall further indemnify the Owners for any costs, damages and liabilities resulting from such operation. The Vessel shall remain on hire for any time lost, including periods for repairs as a result of such operation.

Clause 33

Stowaways Clause for Time-Charterers:

(a) (i) The Charterers warrant to exercise due care and diligence in preventing stowaways in gaining access to the Vessel by means of secreting away in the goods and/or containers shipped by the Charterers.

(ii) If, despite the exercise of due care and diligence by the Charterers, stowaways have gained access to the Vessel by means of secreting away in the goods and/or containers shipped by the Charterers, this shall amount to breach of charter for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them. Furthermore, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Charterers’ account and the Vessel shall remain on hire.

(iii) Should the Vessel be arrested as a result of the Charterers’ breach of charter according to sub-clause (a)(ii) above, the Charterers shall take all reasonable steps to secure that, within a reasonable time, the Vessel is released and at their expense put up bail to secure release of the Vessel.

(b) (i) If, despite the exercise of due care and diligence by the Owners, stowaways have gained access to the Vessel by means other than secreting away in the goods and/or containers shipped by the Charterers, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Owners’ account and the Vessel shall be off hire.

(ii) Should the Vessel be arrested as a result of stowaways having gained access to the Vessel by means other than secreting away in the goods and/or containers shipped by the Charterers, the Owners shall take all reasonable steps to secure that, within a reasonable time, the Vessel is released and at their expense put up bail to secure release of the Vessel.

Clause 34

Boycott Clause:

In the event of loss of time due to boycott of the Vessel by labour or authorities caused by the Vessel’s crew or by reason of the terms and conditions under which the members of the crew are employed or by the Vessel’s flag or by reason of any trading of any vessel under the same ownership, operation or control, hire shall cease from the time the Vessel is actually delayed and the cost resulting therefrom to be at the Owners’ expense.

Clause 35

General Paramount Clause, New Jason Clause and Both to Blame Collision Clause shall also form part of this Charter Party and are incorporated herein by reference.

Clause 36

Hague Rules:

A reference to the International Convention for the Unification of Certain Rules relating to Bills of Lading, dated Brussels, the 25th August, 1924 (the “Hague Rules”), or as amended by the protocol signed in Brussels on the 23rd February, 1968 (the “Hague Visby Rules”) to be inserted in all Bills of Lading issued hereunder.

Clause 37

Hamburg Rules:

Neither the Charterers nor their agents shall permit the issue of any Bills of Lading or waybills, signed or not, on their behalf or on behalf of the Owners, voluntarily incorporating the Hamburg Rules or any legislation under which the Hamburg Rules are compulsorily applicable in respect of any contract of carriage under or during the period of this charter or any sub-charter.

Charterers shall indemnify the Owners for all the loss and damages in the event that the Owners sustain a liability arising from the application of the Hamburg Rules in circumstances where those rules were not compulsory applicable and where the Owners would not otherwise have sustained a liability.

Should the Charterers direct the Vessel to countries where the Hamburg Rules are compulsorily applicable or otherwise cause the contract of carriage under Bills of Lading or waybills to be subject to The Hamburg Rules, and should the Owners thereby sustain a liability, then the Charterers shall indemnify the Owners only for all the loss and damage which the Owners would have sustained if the Hague or Hague Visby Rules had applied.

Clause 38

Cargo inside Containers:

Securing of cargo inside containers and/or other unit loads shall be entirely Charterers’ concern and responsibility.

Any damage to the vessel, her tackle, apparel, furniture or anything else resulting from insufficient securing of cargo within containers and/or other unit load shall be repaired at the Charterers’ expense and time.

Clause 39

Container/Cargo Weights:

Charterers or their Agents to provide the Master with the Shippers’ declared weights of containers, information of containers with special and/or dangerous cargo requiring special storage/attention as well as total number of containers and destination prior to commencement of loading operation each port. Charterers to be responsible for any damages, delays and expenses that arise in port or at sea from breach of this undertaking as well as from discrepancies between manifest and actual container weights.

Clause 40

Stevedore damages:

Charterers are not to be responsible for any damage caused to the Vessel or her fittings by stevedore unless:

1 – The Master has served immediately after the occurrence of damage or, at the latest, before leaving the port where the damage occurred, a written damage report to the responsible parties and has endeavoured to obtain their written acknowledgement of responsibility, except for hidden damages which to be reported as soon as discovered, provided that the crew has diligently inspected the Vessel no later than upon her redelivery.

2 – The Master has remitted to Charterers’ agent a copy of this damage report before leaving the concerned port and used his best efforts to make this document signed / stamped by Charterers’ agents.

3 – The Master has sent to Charterers at the email address chartering@cma-cgm.com, before leaving the concerned port, a copy of this damage report. If necessary, the Master shall endeavour to have a survey effected to define and estimate the damage (unless the damage is repaired on spot). Damage not affecting the Vessel’s seaworthiness and/or cargoworthiness, for which Charterers are liable, shall be repaired as soon as possible either before or after redelivery, but not later than the next drydock in Owners’ time, provided this does not interfere with Owners repair works, and/or by the Vessel’s crew. Any stevedore damages remaining unrepaired upon redelivery shall be listed in the redelivery certificate. Before concluding a repair contract for stevedore damages, Owners shall submit to Charterers for their approval a quotation for the repair cost from their contractor. If such quotation is not acceptable to Charterers, they shall appoint a contractor of their choice for the repairs and settle same directly to Owners’ satisfaction. Alternatively, Owners and Charterers can agree with an amount for such damage, if necessary on the basis of a joint survey and payment of such amount to Owners, releasing Charterers from further responsibility for the corresponding damage. Damage affecting Vessel seaworthiness, cargoworthiness and/or class shall be repaired without any delay by Owners and/or Charterers at Charterers’ time and expenses prior to vessel’s departure from port of occurrence, and according to Classification Society’s recommendations, if applicable.

Lashing Material:

The Vessel will be delivered with full set of lashing material to be maintained at all times during the period of this Charter Party. Charterers’ stevedore have the free use of all lashing gear and/or tackle that is on board the Vessel. The Master shall keep records of all Owners’ fittings/lashing materials rendered to Charterers. The Master and crew are responsible for safe custody of all fittings, except for damages or losses caused to the fittings and/or lashing materials by stevedore or Charterers’ servants during loading and/or discharging operations, wear and tear excepted. Same to be repaired and/or replaced by Owners at Charterers’ expenses, subject to Charterers’ prior approval, and substantiated with the vessel’s respective damage reports duly reported as per this Clause 40 “Stevedore Damages” as well as original invoices.

Any equipment put on board by Charterers shall remain their property and to be well looked after and taken care of by the Vessel’s Officers and crew in the same manner as their own lashing material. Such equipment shall be redelivered to Charterers before redelivery.

Clause 41

Cargo Exclusions:

The Vessel shall be employed in carrying lawful merchandise excluding: nuclear fuel and waste, radioactive products, waste cargo, tar, concentrates, scrap, ferrosilicon, motor blocks and turnings, asphalt in bulk and leaking drums, pitch in bulk, bauxite, Indian coals, cement and cement clinkers in bulk, coal, charcoal, alumina, bulk clay, sodium sulphate in bulk, chrome ore, mineral sands, sponge iron in bulk, petroleum and its products, goods and/or cargoes that may involve seizure, capture or penalty by any rulers of Governments are specifically excluded from carriage on board this vessel.

Livestock cargoes and bulk cargoes always to be excluded.

Unless carried in containers the following cargoes are always excluded:

asphalt in drums, fishmeal, calcium carbide, sulphur, reduced iron ore, pellets, cement clinker, sodium sulphate, ammonium sulphate, calcium hydrochloride, bonemeal/bones, creosoted goods, resin in bulk, cotton turpentine, ferrosilicon, borax, seedcake, oil cakes, motor spirits, Chilean nitrate, copra and copra products, quick lime, salt/salt cake, pond coal, asbestos and naphta, soda ash, clay, soya bean meal/pellets, pyrite slurry coal, urea/technical urea, pollutants, logs, caustic soda.

Arms, ammunitions, blasting caps, black powder, dynamite, TNT and explosives must be in containers and subject to Owners’/Owners’ P & I Club’s prior consent. [See Clause 4]

Acids and other injurious, dangerous or inflammable cargoes may be carried up to a maximum of 10% of the Vessel’s deadweight, provided such cargoes are loaded in containers and stowed and trimmed and labelled and carried and discharged in accordance with IMO and local regulations and according to the Vessel’s certificates and to the Master’s satisfaction and within the limits of the Vessel’s equipment, any additional equipment necessary/required to be at the Charterers’ expense.

Calcium Hypochlorite Hydrated as well as Calcium Hypochlorite, shipped under any UN number (usually 2880, 1479, 1748 and 2208), can be accepted subject to the Owners’ prior approval. If approved, it shall be carried, loaded, stowed, segregated and documented in accordance with the IMDG code and the interim recommendations for its carriage issued by the international group of P&I clubs and same to be always carried in live reefer containers.

Clause 42

House to House Bills of Lading:

The Charterers shall hold the Owners harmless from any additional expenses and/or damages to containers and/or cargo, if through or house-to-house bills of lading are signed if damages/additional expenses occur after actual discharge of containers/cargo from the Vessel. The Owners shall not appear as the carrier in the bills of lading.

Clause 43

Deck Cargo:

The Charterers are authorized to carry on deck at their own risk and expense, other than uncontainerised cargo, so long as the Vessel’s stability/construction/seaworthiness allows, which is determined at Master’s direction. All extra fittings required shall be supplied by the Charterers at their own expense.

All bills of lading covering uncontainerised deck cargo other than containers shall be marked “shipped on deck at Charterers’ risk and without liability to owners for loss of or damage to cargo and/or vessel howsoever caused”. Furthermore, Charterers shall remain responsible for all damages caused to the Vessel and/or her fittings and will repair such damages immediately upon the Master’s request.

Clause 44

Inter Club Agreement:

The Cargo claims shall be settled in accordance with the New York Produce Exchange Inter Club Agreement 1996, as amended.

Clause 45

Place of redelivery:

The Vessel shall be redelivered after dropping last outward sea pilot one safe port in Charterers’ option Far East / South East Asia, full Med, North Continent, including UK, US East Coast at any time, day or night, Sundays and holidays included.

Clause 46

Passengers: The Owners have the option to carry passengers. Any related expenses incurred by the Charterers are at the Owners’ expense. The Owners undertake to indemnify the Charterers from all claims and consequential damages which may be claimed by passengers, and their heirs or assigns in respect of death, personal injury and/or loss of or damage to property during loading and discharging, embarking, transit and disembarking of passengers from the Vessel including passage during the Charterers’ terminal.

Should the Owners have passengers on board the Vessel, such passengers shall cause no delay to the Vessel, but should such delay occur, the Vessel shall be placed off hire and the Owners shall be liable for all direct and unavoidable losses arising from the delayed departure. The Charterers shall be entitled to order the Vessel to sail if the passenger is not on board at time of intended departure.

The Charterers also have a right to book passengers aboard the Vessel. The Charterers shall pay the Owners USD80 per day. This amount is subject to review every three years.

Clause 47

Vessel’s description:

See Annex A

Clause 48

Export and/or import permits for the Charterers’ cargo to be at the Charterers’ risk and expense. The Charterers’ shall obtain and be responsible for all necessary permits to enter and/or trade in and out of all ports during the currency of this Charter Party at their own risk and expense. Taxation or levies, whatsoever for these purposes, shall be at the Charterers’ expense and to be paid by the Charterers. The Charterers shall remain responsible for arranging the Standard Carrier Alpha Code (SCAC).

Clause 49

Periodical Drydocking

If required by the Classification Society or for maintenance works, the Owners have the right to take the Vessel out of service at a convenient time and place to be mutually agreed upon by the Owners and Charterers. The Owners shall endeavour to accommodate the Charterers’ requirements in determining the timing of such maintenance and the Charterers shall accommodate the Owners’ choice of location for maintenance or drydocking. While choosing the place for drydocking is the Owners’ choice, the Owners will try to have the drydocking arranged within the trading area or as close as possible to it.

The Charterers shall release the Vessel at the Charterers’ berth and/or dropping last outward sea pilot one good safe port as the case may be with bunkers as on board and in empty condition, but the Owners shall endeavour to drydock the Vessel with maximum possible cargo onboard provided selected yard facilities and/or repair maintenance access allows same.

The Vessel shall be off hire from the time the Charterers release the Vessel at the Charterers’ berth and/or dropping last outward sea pilot, at any time, day or night, Sundays and holidays included, until the time at which the Vessel is returned, with bunkers on board but sufficient to reach nearest bunkering port, to the Charterers’ service at the place where she was released or equidistant any time day or night Sunday and holidays included.

Any bunkers consumed during the off hire to be at the Owners’ expense and reimbursed to the Charterers as per last paid prices duly supported with relevant vouchers.

The Owners shall give at least 2 months preliminary notice and 3 weeks final notice of possible place and date of drydocking.

Emergency Drydocking

In case an emergency drydocking is required, the Owners have the right to take the Vessel out of service at any time.

The Owner shall reimburse the Chartererers for any proven direct costs/expenses (cargo storage, transhipments, cargo discharging/reloading costs and other similar direct costs) that the Charterers incur in placing the Vessel at the Owners’ disposal in the required cargo condition to enter in drydock. In cases where the Owners and Charterers dispute as to whether such drydocking is caused by the Charterers and/or their agents or servants, the final responsibility for the costs and expenses to be either agreed upon by the Charterers and Owners or to be determined in arbitration. In case of general average the costs to be borne in accordance with the general average adjustment. The Charterers shall endeavour to reduce same to the minimum possible. Estimation of such costs shall be pre-advised by the Charterers to the extent possible. For all other matters such as off hire, bunkers and re-positioning, the provisions of above sub-paragraph to apply.

Clause 50

The lashing/securing/unlashing/unsecuring of containers shall be performed by shore labour to the satisfaction of the Master and under the supervision of Officers and crew provided local port regulations permit, and subject to availability of crew, lashing/ unlashing/ securing/ unsecuring may be performed by Vessel’s crew as the Charterers’ servants, subject to the Master’s approval, which shall not be unreasonably withheld. In such case the Charterers shall pay USD2.50 per unit effectively lashed and USD2.50 per unit effectively unlashed.

Exceptionally in certain ports in order to complete vessel without stevedores being available, some containers to be loaded by ship’s crew operating the cranes. Such work is carried out at Charterers’ risks and expenses, and crew to be considered as Charterers’ servants. Charterers to pay USD10 per container loaded respectively discharged by vessel’s crew directly to Owners.

Clause 51

All taxes and/or dues on the cargo and on freight arising out of cargoes carried or ports visited under this Charter Party shall be at the Charterers’ expense.

Clause 52 [Intentionally deleted]

Clause 53

Bunkering:

The Vessel shall be delivered with bunkers as on board. The Charterers shall take over and pay together with first hire statement bunker quantities on delivery. The Vessel shall be redelivered with approximately the same bunker quantities as on delivery, but sufficient to reach main bunkering port. The Owners shall take over and the Charterers shall debit the Owners with the last sufficient hire statement(s) bunker quantities on redelivery.

Prices for bunkers on delivery and redelivery respectively shall be based on the last paid price duly supported by vouchers for the relevant quantities.

Any minor differences between quantities the Charterers deducted as estimation with the last hire payment and the value for actual quantity of bunkers on redelivery to be settled together with the final hire statement.

Clause 54

Maritime lien clause:

In no event shall the Charterers permit any maritime lien and/or encumbrance on the Vessel due to their suppliers. Should the Vessel be seized, arrested or detained by one or more of the Charterers’ suppliers, the Charterers shall arrange immediately for removal of such seizure, arrest or detention and the Vessel shall remain on-hire during the pendency of such seizure, arrest or detention.

Clause 55

Sale clause:

The Charterers have a right of first refusal if the Owners should decide to sell the Vessel during or at the end of the charter period. Should the Charterers not exercise their rights, the Owners shall be entitled to sell the Vessel, subject to Charterers’ prior approval, which shall not be unreasonably withheld. It is understood that the Charterers will not accept the sale of the Vessel to new owners whose business or shareholding shall be detrimental or contrary to the Charterers’ interests. Notwithstanding anything herein to the contrary, this right of first refusal shall not apply if the Owners sell or transfer the Vessel to another wholly owned subsidiary of Global Ship Lease, Inc. Further, any such sale or transfer to a wholly owned subsidiary of Global Ship Lease, Inc. shall not constitute a violation of the terms of this Charter Party.

The Owners shall give the Charterers 60 days notice of any sale. The sale shall not delay the Vessel’s commercial operations/liner service in any way whatsoever.

Buyers shall assume all the Owners’ responsibilities, obligations, title, risk, interest and/or rights under the Charter Party for the balance period from the time the Vessel is placed into their ownership. The Owners shall undertake all obligations and/or liabilities of owners under the Charter Party which are outstanding for settlement on or before change of ownership and perform same in accordance with the Charter Party. The Charterers and the Owners shall endeavour to settle outstanding matters as soon as possible after the change of ownership.

Clause 56

Should the Vessel not be delivered by the date indicated in Box 20, the Charterers shall have the option of cancelling this Charter Party. The Charterers must declare their decision to cancel or take delivery of the Vessel within 48 hrs (Sundays, holidays excluded) after receiving notice that the Vessel will not be delivered by the date indicated in Box 20.

Clause 57

a ) Unclean redelivery:

The Vessel shall be redelivered with clean, dry, swept holds free of odour and any dunnage material from previous cargoes. Cleaning of holds in between cargoes is always the responsibility of the Charterers.

b) Suez/ Panama Canal:

Should the Suez/Panama Canal be included in the trading limits of the Vessel it is clearly understood that the Vessel is not fitted with any Suez Canal search light(s) and that, should the Charterers decide to transit any of these canals with the Vessel, they are to be responsible for the hire of such apparatus, as required by the Suez Canal authorities, and all expenses therefore to be borne by Charterers.

c) Bunker quality clause:

Fuel shall be of merchantable quality and suitable for intended use.

The Owners shall use fuel oil bunker analysis of a recognised fuel testing laboratory for determining bunker quality.

Should any dispute arise as to the quality of bunkers supplied under this Charter Party, the Owners and the Charterers shall agree immediately on an independent surveying firm specialising in bunker analysis to attend the Vessel and analyse the bunker sample retained on board. If the analysis shows that the supply is out of specification, the Charterers shall arrange immediately for replacement of the bunkers. All time, costs, expenses, surveys to be at the Charterers’ expense. Should the analysis confirm the supply is within specification, all time, costs, expenses, surveys shall be at the Owners’ expense.

The Master/Chief Engineer shall be advised, in writing, of the specifications of bunkers to be supplied prior to the delivery of bunkers. If the declared specifications of bunkers to be supplied shall be other than those specified in this Clause then the Vessel shall to notify the Charterers, their local Agents and the bunker suppliers immediately in writing.

d ) Upon delivery an on hire survey, and upon redelivery an off hire survey, to be done by a surveyor approved by both parties and the cost shall be equally shared.

Clause 58

Communications/expenses/victualling: a lumpsum to be mutually agreed.

Clause 59

ISPS/MTSA CLAUSE FOR TIME CHARTER PARTIES 2005

(a)(i) The Owners shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and “the Company” (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, the Owners shall also comply with the requirements of the US Maritime Transportation Security Act 2002 (MTSA) relating to the Vessel and the “Owner” (as defined by the MTSA).

(ii) Upon request the Owners shall provide the Charterers with a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) and the full style contact details of the Company Security Officer (CSO).

(iii) Loss, damages, expense or delay (excluding consequential loss, damages, expense or delay) caused by failure on the part of the Owners or “the Company”/”Owner” to comply with the requirements of the ISPS Code/MTSA or this Clause shall be for the Owners’ account, except as otherwise provided in this Charter Party.

(b)(i) The Charterers shall provide the Owners and the Master with their full style contact details and, upon request, any other information the Owners require to comply with the ISPS Code/MTSA. Where sub-letting is permitted under the terms of this Charter Party, the Charterers shall ensure that the contact details of all sub-charterers are likewise provided to the Owners and the Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

(ii) Loss, damages, expense or delay (excluding consequential loss, damages, expense or delay) caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account, except as otherwise provided in this Charter Party.

(c) Notwithstanding anything else contained in this Charter Party all delay, costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees or taxes and inspections, shall be for the Charterers’ account, unless such costs or expenses result solely from the negligence of the Owners, Master or crew. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners’ account.

(d) If either party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

Clause 60

Bunker Fuel Sulphur Content Clause for Time Charter Parties 2005

(a) Without prejudice to anything else contained in this Charter Party, the Charterers shall supply fuels of such specifications and grades to permit the Vessel, at all times, to comply with the maximum sulphur content requirements of any emission control zone when the Vessel is ordered to trade within that zone.

The Charterers also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Charterers to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

The Charterers shall indemnify, defend and hold harmless the Owners in respect of any loss, liability, delay, fines, costs or expenses arising or resulting from the Charterers’ failure to comply with this sub-clause (a).

(b) Provided always that the Charterers have fulfilled their obligations in respect of the supply of fuels in accordance with sub-clause (a), the Owners warrant that:

(i) the Vessel shall comply with Regulations 14 and 18 of MARPOL Annex VI and with the requirements of any emission control zone; and

(ii) the Vessel shall be able to consume fuels of the required sulphur content when ordered by the Charterers to trade within any such zone.

Subject to having supplied the Vessel with fuels in accordance with sub-clause (a), the Charterers shall not otherwise be liable for any loss, delay, fines, costs or expenses arising or resulting from the Vessel’s failure to comply with Regulations 14 and 18 of MARPOL Annex VI.

(c) For the purpose of this Clause, “emission control zone” shall mean zones as stipulated in MARPOL Annex VI and/or zones regulated by regional and/or national authorities such as, but not limited to, the European Union and the US Environmental Protection Agency.

Clause 61

U.S. Customs Advance Notification/AMS Clause for Time Charter Parties

(a) If the Vessel loads or carries cargo destined for the US or passing through US ports in transit, the Charterers shall comply with the current US Customs regulations (19 CFR 4.7) or any subsequent amendments thereto and shall undertake the role of carrier for the purposes of such regulations and shall, in their own name, time and expense:

i)  Have in place a SCAC (Standard Carrier Alpha Code);

ii)  Have in place an ICB (International Carrier Bond);

iii)  Provide the Owners with a timely confirmation of i) and ii) above; and

iv)  Submit a cargo declaration by AMS (Automated Manifest System) to the US Customs and provide the Owners at the same time with a copy thereof.

(b) The Charterers assume liability for and shall indemnify, defend and hold harmless the Owners against any loss and/or damage whatsoever (including consequential loss and/or damage) and/or any expenses, fines, penalties and all other claims of whatsoever nature, including but not limited to legal costs, arising from the Charterers’ failure to comply with any of the provisions of sub-clause (a). Should such failure result in any delay then, notwithstanding any provision in this Charter Party to the contrary, the Vessel shall remain on hire.

(c) If the Charterers’ ICB is used to meet any penalties, duties, taxes or other charges which are solely the responsibility of the Owners, the Owners shall promptly reimburse the Charterers for those amounts.

(d)  The assumption of the role of carrier by the Charterers pursuant to this Clause and for the purpose of the US Customs Regulations (19 CFR 4.7) shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

Clause 62

U.S. Customs-Trade Partnership Against Terrorism (C-TPAT) Clause

The Charterers have voluntarily signed the C-TPAT Agreement with the U.S. Customs Service. The Owners, Master and Crew will use reasonable efforts to assist the Charterers to comply with their obligations under the C-TPAT Agreement. However, under no circumstances shall the Owners, Master and Crew be liable for any delays, losses or damages howsoever arising out of any failure to meet the requirements of the C-TPAT Agreement signed by the Charterers.

The Charterers agree to indemnify and hold the Owners, Master and Crew harmless for any claims made against the Owners, Master and Crew or for any delays, losses, damages, expenses or penalties suffered by the Owners arising out of the C-TPAT Agreement signed by the Charterers.

Clause 63

U.S. Tax Reform 1986 Clause

Any U.S. Gross Transportation Tax as enacted by the United States Public Law 99-514, (also referred to as The U.S. Tax Reform Act of 1986), including later changes or amendments, levied on income attributable to transportation under this Charter Party which begins or ends in the United States, and which income under the laws of the United States is treated as U.S. source transportation gross income, shall be reimbursed by the Charterers.

Clause 64

U.S. Trade - Unique Bill Of Lading Identifier Clause

The Charterers warrant that each transport document accompanying a shipment of cargo destined to a port or place in the United States of America shall have been endorsed with a Unique Bill of Lading Identifier as required by the U.S. Customs Regulations (19 CFR Part 4 Section 4.7.a) including subsequent changes, amendments or modifications thereto, not later than the first port of call.

Non-compliance with the provisions of this Clause shall amount to breach of warranty for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them.

Furthermore, all time lost and all expenses incurred including fines as a result of the Charterers’ breach of the provisions of this Clause shall be for the Charterers’ account

Clause 65

Speed and consumption clause

Whenever reference to speed and consumption of the Vessel is made, the following shall apply:

1) For the purpose of this Clause

(a) The word “about” means 5% more or less for speed or for consumption.

(b) The Vessel’s speed and consumption figures are always based on deep and currentless water, even keel, wind and sea not exceeding BF4 and sea state 3.

2) Service speed, see Vessel’s description.

3) If the Vessel’s speed is being reduced or the bunker consumption is being increased by more than 5% as defined in sub paragraph 1(a) above and subject to the conditions in sub paragraph 1(b), the time actually lost and the extra bunkers consumed in addition to direct and unavoidable expenses / losses may be deducted from the charter hire.

4) (a) If over a continuous period of 30 days the reduction in speed and/or the increase in consumption regularly exceeds 10% (including the 5% as per above sub paragraph 1 (a)) and the reason for such same is within the Owners’ responsibility, the Charterers may request the Owners to rectify this deficiency.

(b) If despite the Owners’ endeavours the speed and/or consumption has not been rectified within 30 days of the Charterers’ notice as per sub paragraph 4(a), the Charterers have the option to (i) cancel the balance of the charter period (“premature termination”) or (ii) renegotiate a reduction in the daily hire rate.

(c) The Owners agree to such premature termination of the Charter Party as per sub paragraph (b)(i), the Vessel shall be redelivered in accordance with the terms and conditions of this Charter Party not earlier than 30 days and not later than 60 days after a mutual agreement has been reached. In case the Owners do not agree with the Charterers’ request for a premature termination, the Charterers may call for arbitration.

5) In case the Charterers and the Owners cannot reasonably agree on a new hire rate as per sub-paragraph (b)(ii) above, sub-paragraphs (b)(i) and (c) shall apply.

It is agreed that in case of premature termination of the Charter Party for any permissible reason stipulated in this Clause the Charterers shall have no claim against the Owners, and the Owners shall have no liability in excess of what has been agreed in sub-paragraph 3 hereof.

6) This Clause shall not be applicable if the reason for the reduced speed and/or increased consumption, as the case may be, is due to or related to the Vessel’s trade and/or quality of bunkers supplied and/or the Charterers’ orders and directions to the Vessel.

Clause 66

Garbage Removal:

The Owners shall pay for any garbage to be removed from the Vessel if and when requested by the Master. If there is a compulsory charge for garbage, this is to be considered a port charge and therefore payable by the Charterers, unless the Vessel discharges garbage during the call, in which case the Owners to pay.

Clause 67

Cancellation:

Should the Vessel be requisitioned by the government, or should the Vessel remain under arrest or be boycotted for a reason that is not within the Charterers’ responsibility, for a period exceeding 90 days, or should any single off hire period amount to or be estimated to last more than an aggregate of 90 consecutive days arising from the same event, the Charterers shall be entitled to cancel this Charter Party.

Clause 68

Default:

Unless otherwise provided elsewhere in this Charter Party if either party to this Charter Party is in default and the default is not rectified within 60 days of the notice of default, the party giving notice has the right to terminate this Charter Party.

Clause 69

Protection of the Environment: The Owners and the Charterers express their commitment to and concern for the protection of the environment in the widest sense. The Owners undertake to maintain good practices on board the Vessel in order to protect the environment and the Charterers’ image in respect of the same.

Clause 70

Structural Changes: Costs incurred for structural changes to the Vessel which shall include changes to its equipment as well as to its fabric, pursuant to changes in law, classification society or regulatory requirements shall be paid by the Owners unless the amount exceeds USD100,000 in a year, the first such year commencing from the start of the first month after the commencement of the Charter. If the costs exceed USD100,000, the Charterers shall fully compensate Owners for the amount exceeding USD100,000 by increasing the charter hire rate from the end of the period for which the assessment has been made and for the remainder of the Charter Period by USD3 per day for each amount of USD10,000 of excess over USD100,000. The rights and obligations under this Clause are extinguished in case of change of control of the ultimate beneficial shareholder of the Owners. For the avoidance of doubt and within the context of this Clause 70, “change of control” shall mean the moment upon which (i) a person gains control of the board of directors of the ultimate shareholder of the Owners and/or (ii) a person holds either directly or indirectly 51% or more of the shares of the ultimate shareholder of the Owners.

SCHEDULE TO EXHIBIT 10.12

In accordance with Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, the following is a schedule of documents substantially identical in all material respects to the form of charter agreement attached as Exhibit 10.12 to this Registration Statement, except as to the parties thereto, the vessel names or other material details.

Owner Name	Charterer Name	Vessel Name	Length of Charter (Years)	Charter Hire ($US per day)
Global Ship Lease 1 Limited	CMA CGM S.A.	Ville d’Orion	5	$21,500
Global Ship Lease 2 Limited	CMA CGM S.A.	Ville d’Aquarius	5	$21,500
Global Ship Lease 3 Limited	CMA CGM S.A.	CMA CGM Matisse	9	$17,900
Global Ship Lease 4 Limited	CMA CGM S.A.	CMA CGM Utrillo	9	$17,900
Global Ship Lease 5 Limited	Delmas S.A.S.	MOL Rainbow	10	$17,900
Global Ship Lease 6 Limited	Delmas S.A.S.	Julie Delmas	10	$17,900
Global Ship Lease 7 Limited	Delmas S.A.S.	Kumasi	10	$17,900
Global Ship Lease 8 Limited	Delmas S.A.S.	Marie Delmas	10	$17,900
Global Ship Lease 9 Limited	CMA CGM S.A.	CMA CGM La Tour	9	$17,900
Global Ship Lease 10 Limited	CMA CGM S.A.	CMA CGM Manet	9	$17,900
GSL Alcazar Inc.	CMA CGM S.A.	CMA CGM Alcazar (Newbuilding 1)	13	$33,250
GSL Château d’If Inc.	CMA CGM S.A.	CMA CGM Château d’lf (Newbuilding 2)	13	$33,250
Global Ship Lease 13 Limited	CMA CGM S.A.	Hull 4.126 (Newbuilding 3)	17	$44,405
Global Ship Lease 14 Limited	CMA CGM S.A.	CMA CGM Jamaica	14	$23,500
Global Ship Lease 15 Limited	CMA CGM S.A.	CMA CGM Sambhar	14	$23,500
Global Ship Lease 16 Limited	CMA CGM S.A.	CMA CGM America	14	$23,500
Global Ship Lease 17 Limited	CMA CGM S.A.	CMA CGM Berlioz	12	$31,000

Additional Information:

Flag of vessel:

Type(s) of Fuel(s):

Insured Value of Vessel:

Maximum Bunker Capacity:

Class:

Class sign/Telex number:

TEU capacity:

Service speed:

Fuel consumption:

Vessel’s Description/Specification: